Exhibit 10.95

LEASE

BY AND BETWEEN

BRICKBOTTOM I QOZB LP LANDLORD

AND

ULTRAGENYX PHARMACEUTICAL INC. TENANT

100 Chestnut Street Somerville, Massachusetts

NOTE: See Subsection 6.1.9 for provision regarding Tenant’s request for Landlord’s consent to Alterations and removal of the Alterations.

TABLE OF CONTENTS

Page

Article 1 Reference Data 1

1.1
Introduction and Subjects Referred To 1
1.2
Exhibits 5

Article 2 Premises and Term 6

2.1
Premises 6
2.2
Term 6
2.3
Expansion Option 7
2.4
Extension Option 7
2.5
Measurement of the Premises 10

Article 3 Commencement and Condition 11

3.1
Commencement Date 11
3.2
Landlord’s Work 12
3.3
Tenant’s Work 13
3.4
Substantial Completion 19
3.5
Plans; Books and Records 19
3.6
Costs of the Plans and Tenant’s Work 20
3.7
Tenant Delay; Force Majeure 21
3.8
Early Access 22
3.9
Construction Representatives 22

Article 4 Rent, Additional Rent, Insurance and Other Charges 22

4.1
The Annual Fixed Rent 22
4.2
Additional Rent 23
4.2.1
Real Estate Taxes 24
4.2.2
Operating Costs 25
4.3
Personal Property and Sales Taxes 30
4.4
Insurance 30
4.4.1
Insurance Policies 30
4.4.2
Requirements 32
4.4.3
Vendors Insurance 33
4.4.4
Waiver of Subrogation 33
4.5
Utilities 33
4.6
Late Payment of Rent 34
4.7
Security Deposit 34

Article 5 Landlord’s Covenants 36

5.1
Affirmative Covenants 36
5.1.1
Heat and Air-Conditioning 36
5.1.2
Cleaning; Water 37
5.1.3
Elevator, Lighting and Electricity 38
5.1.4
Repairs 39
5.2
Interruption 39

5.3
Outside Services 40

TABLE OF CONTENTS (CONTINUED)

Page

5.4
Access to Building 40
5.5
Parking 41
5.6
Landlord’s Hazardous Waste Representation 42
5.7
Indemnification 43

Article 6 Tenant’s Additional Covenants 43

6.1
Affirmative Covenants 43
6.1.1
Perform Obligations 43
6.1.2
Use 43
6.1.3
Repair and Maintenance 44
6.1.4
Compliance with Law 44
6.1.5
Indemnification 45
6.1.6
Landlord’s Right to Enter 45
6.1.7
Personal Property at Tenant’s Risk 45
6.1.8
Yield Up 45
6.1.9
Rules and Regulations 46
6.1.10
Estoppel Certificate 46
6.1.11
Landlord’s Expenses For Consents 47
6.1.12
Financial Information 47
6.2
Negative Covenants 47
6.2.1
Assignment and Subletting 47
6.2.2
Nuisance 51
6.2.3
Floor Load; Heavy Equipment 51
6.2.4
Electricity 51
6.2.5
Installation, Alterations or Additions 52
6.2.6
Abandonment 53
6.2.7
Signs 53
6.2.8
Oil and Hazardous Materials 54
6.2.9
Hazardous Materials Documents 55
6.2.10
Exit Survey 56
6.2.11
Odors and Exhaust 56

Article 7 Casualty or Taking 57

7.1
Termination 57
7.2
Restoration 58
7.3
Award 59

Article 8 Defaults 59

8.1
Default of Tenant 59
8.2
Remedies 60
8.2.1
Landlord’s Mitigation 62
8.3
Remedies Cumulative 62
8.4
Landlord’s Right to Cure Defaults 62
8.5
Holding Over 62

TABLE OF CONTENTS (CONTINUED)

Page

8.6
Effect of Waivers of Default 63
8.7
No Waiver, etc 63
8.8
No Accord and Satisfaction 63

Article 9 Rights of Holders 63

9.1
Rights of Mortgagees or Ground Lessor 63
9.2
Modifications 64
9.3
Non-Disturbance 64

Article 10 Miscellaneous Provisions 64

10.1
Notices 64
10.2
Quiet Enjoyment; Landlord’s Right to Make Alterations, Etc 65
10.3
Lease not to be Recorded; Confidentiality of Lease Terms 66
10.4
Assignment of Rents and Transfer of Title; Limitation of Landlord’s Liability 66
10.5
Landlord’s Default 67
10.6
Notice to Mortgagee and Ground Lessor 68
10.7
Brokerage 68
10.8
Waiver of Jury Trial 68
10.9
Applicable Law and Construction 68
10.10
Evidence of Authority 69
10.11
Roof Equipment 69
10.12
Prevailing Parties 71

LEASE

100 Chestnut Street Somerville, Massachusetts

Article 1 Reference Data

1.1
Introduction and Subjects Referred To.

This is a lease (this “Lease”) entered into by and between BRICKBOTTOM I QOZB LP, a Delaware limited partnership transacting business in Massachusetts as BRICKBOTTOM I QOZB LIMITED PARTNERSHIP (“Landlord”) and ULTRAGENYX PHARMACEUTICAL

INC., a Delaware corporation (“Tenant”).

Each reference in this Lease to any of the following terms or phrases shall be construed to incorporate the corresponding definition stated in this Section 1.1.

Date of

this Lease: August 18, 2022.

Building and

Property: That four-story office and laboratory building to be constructed by Landlord (the “Building”) on the parcel of land in the City of Somerville, Massachusetts known as and located at 100 Chestnut Street (the “Land”) as shown on Exhibit A-1 attached hereto. The Building and the land parcels on which it is located and the sidewalks adjacent thereto are hereinafter collectively referred to as the “Property “Property”.

Premises: A portion of the second (2nd) floor of the Building, substantially as shown on Exhibit A-1 hereto.

Premises

Rentable Area: 42,580 rentable square feet as shown on Exhibit A-2 attached hereto, subject to Section 2.3 below, which may be configured to achieve a 65-35 lab to office ratio on the first 36,437 rentable square feet of Premises Rentable Area and a 60-40 lab to office ratio on the remaining square feet of Premises Rentable Area.

Building

Rentable Area: 208,616 square feet.

Original Term: Six (6) years and four (4) months, beginning on the

Commencement Date and expiring on the day preceding the sixth

Rent Commencement

(6th) anniversary of the Rent Commencement Date, except that if the Rent Commencement Date shall occur on a day other than the first day of a month, the Original Term shall expire on the last day of the month in which such anniversary shall occur.

Date: The date that is four (4) months after the Commencement Date.

Lease Year: Each consecutive twelve (12) calendar month period immediately following the preceding Lease Year, beginning on the Commencement Date, except that Lease Year 1 shall also include the period from the Commencement Date through the day before the Rent Commencement Date and the succeeding twelve (12) month period beginning on the Rent Commencement Date, and, if the Rent Commencement Date does not occur on the first day of a calendar month, Lease Year 1 shall also include the partial calendar month during which the first anniversary of the Rent Commencement Date occurs; with each succeeding Lease Year being the period of twelve (12) consecutive calendar months following the preceding Lease Year

Annual

Fixed Rent: The following amounts, subject to adjustment as set forth in Section 3.6:

Months	Annual Fixed Rent PRSF per annum	Annual Fixed Rent	Monthly Installments
1-4	$0.00	$0	$0
(Lease Year 1)
5-16	$123.92	$5,276,513.60	$439,709.47
(Lease Year 1)
17-28	$126.47	$5,385,092.60	$448,757.72
(Lease Year 2)
29-40	$129.10	$5,496,928.97	$458,077.41
(Lease Year 3)
41-52	$131.80	$5,612,120.43	$467,676.70
(Lease Year 4)
53-64	$134.59	$5,730,767.64	$477,563.97
(Lease Year 5)
65-76	$137.46	$5,852,974.26	$487,747.85
(Lease Year 6)

* Tenant shall not be obligated to pay Annual Fixed Rent for the four (4) month period beginning on the Commencement Date and ending on the day before the Rent Commencement Date. If the

Rent Commencement Date is other than the first day of a calendar month, Tenant shall pay Annual Fixed Rent for the month in which the first anniversary of the Rent Commencement Date occurs in an amount which is equal to $439,709.47 multiplied by a fraction, the numerator of which is the number of days from the first anniversary of the Rent Commencement Date through the last day of the month in which the first anniversary of the Rent Commencement Date occurs (inclusive of both dates) and the denominator of which is the number of days in such full calendar month.

Annual Fixed Rent as set forth in the schedule above is comprised of the Base Rent and the Financed-Fit-Out Rent, as follows:

“Base Rent” shall mean

Months	Base Rent PRSF	Annual Base Rent	Monthly Base Rent
	per
	Annum
1-4	$0	$0	$0
(Lease Year 1)
5-16	$85.00	$3,619,300.00	$301,608.33
(Lease Year 1)
17-28	$87.55	$3,727,879.00	$310,656.58
(Lease Year 2)
29-40	$90.18	$3,839,715.37	$319,976.28
(Lease Year 3)
41-52	$92.88	$3,954,906.83	$329,575.57
(Lease Year 4)
53-64	$95.67	$4,073,554.04	$339,462.84
(Lease Year 5)
65-76	$98.54	$4,195,760.66	$349,646.72
(Lease Year 6)

“Financed Fit-Out Rent” shall mean**:

Months	Financed Fit-Out Rent PRSF	Annual Financed Fit-Out Rent	Monthly Financed Fit-Out Rent
	per
	Annum
1-4	$0	$0	$0
(Lease Year 1)

5-16	$38.92	$1,657,213.60	$138,101.13
(Lease Year 1)
17-28	$38.92	$1,657,213.60	$138,101.13
(Lease Year 2)
29-40	$38.92	$1,657,213.60	$138,101.13
(Lease Year 3)
41-52	$38.92	$1,657,213.60	$138,101.13
(Lease Year 4)
53-64	$38.92	$1,657,213.60	$138,101.13
(Lease Year 5)
65-76	$38.92	$1,657,213.60	$138,101.13
(Lease Year 6)

** Subject to prepayment as provided in Section 4.1.

Tenant’s Percentage: The fraction, expressed as a percentage, the numerator of which is the Rentable Floor Area of Premises and the denominator of which is the Rentable Floor Area of Building, which is twenty and forty- one hundredths percent (20.41%), subject to adjustment as provided in Section 2.6.

Permitted Uses: General administrative and sales office purposes, life science discovery and development, preclinical research, clinical research, QC testing, pilot plant operations, and other manufacturing support functions, engineering, laboratory, partnership/special purpose vehicle/university/hospital collaboration, sales and marketing, employee training, storage and/or warehouse and other lawful ancillary uses that are (i) consistent with first class life science/R&D/office facilities in the Greater Boston Area, (ii) in compliance with all applicable laws, and (iii) not conducted by a government, local state or federal agency, in all events subject to the provisions of Subsection 6.1.2.

Delivery Date: September 1, 2023.

Security Deposit: Equal to six (6) months of the Annual Base Rent due per month for Months 5-16 in the schedule above (initially, $1,809,650.00) subject to adjustment as set forth in Section 3.6 and to reduction as set forth in Section 4.7.

Commercial General Liability Insurance

Limits: $5,000,000 per occurrence.

Original Address of

Landlord: BRICKBOTTOM I QOZB LP

NRL Manager

c/o North River Company 610 West 26th Street

New York, NY 10001 Attn: Christopher S. Flagg

Landlord's Agent: NRL Manager or such other entity as shall be designated by Landlord from time to time.

Original Address of

Tenant: Ultragenyx Pharmaceutical Inc.

Legal Department 60 Leveroni Court

Novato, CA 94949

Account for Payment

of Rent: Bank Name: First Republic Routing No.: 321081669

Account Name: BRICKBOTTOM I QOZB LP (DACA)

Account No.: 80010662806

1.2
Exhibits.

The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease.

EXHIBIT A-1. Plan of Land with Building Footprint EXHIBIT A-2. Plan showing the Premises.

EXHIBIT A-3. Landlord’s Work. EXHIBIT A-4. Work Matrix.

EXHIBIT A-5. Laboratory and Office Basis of Design. EXHIBIT A-6. Preliminary Pricing.

EXHIBIT A-7. Preliminary Long Lead Items. EXHIBIT B. Rules and Regulations.

EXHIBIT C. Alterations Requirements.

EXHIBIT D. Contractor’s Insurance Requirements. EXHIBIT E. Intentionally Omitted.

EXHIBIT F. Declaration By Landlord and Tenant. EXHIBIT G. Tenant Design and Construction Guidelines. EXHIBIT H. Mobility Management Plan.

EXHIBIT I. Form of Shared Space Arrangement. EXHIBIT J. Form of Non-Disturbance Agreement. EXHIBIT K. Form of Letter of Credit.

EXHIBIT L. Waste Storage Location.

EXHIBIT M. Financed Fit-Out Rent Amortization Schedule.

Article 2 Premises and Term

2.1
Premises. Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, excluding exterior faces of exterior walls, the common lobbies, hallways, stairways, stairwells, elevator shafts and other common areas, and the escalators, elevators, pipes, ducts, conduits, wires and appurtenant fixtures and other common facilities serving the common areas, the Premises and the premises of other tenants in the Building.

Tenant shall have, as appurtenant to the Premises, rights to use, in common with others, subject to the Rules and Regulations (as defined in Subsection 6.1.9) : (a) the common lobbies, hallways and stairways of the Building, (b) the common elevators, loading docks, pipes, ducts, conduits, wires and appurtenant fixtures and other common facilities serving the Premises, (c) common walkways and driveways (if any) necessary for access to the Building, (d) if the Premises include less than all of the rentable area of any floor of the Building, the common toilets and other common facilities located on such floor, and (e) the Laboratory Systems. “Laboratory Systems” shall mean all base Building systems, fixtures and equipment provided by Landlord from time to time for the use in common by tenants and occupants of the Building which support laboratory uses in the Building. As of the Commencement Date, the Laboratory Systems shall include the following: pH neutralization systems, chemical storage room and a waste accumulation room. Landlord shall not (i) reduce the number of parking spaces available for use of tenants of the Building except to the extent required by law or the MMP, as defined in Subsection 6.1.2, (ii) alter the common areas and the common facilities in such a manner as would materially adversely affect Tenant’s access to the Premises, (iii) alter the common facilities and common areas, including but not limited to the Laboratory Systems, which would cause Tenant to incur expenses (other than de minimis amounts) or which would, to more than a de minimis extent, adversely alter, reduce or remove any component of the common facilities including, but not limited to, the Laboratory Systems, which exist as of the Commencement Date or which is thereafter included within the Laboratory Systems, or (iv) enter into a declaration of covenants or reciprocal easement agreement or otherwise restrict or bind the Property or Building which would cause Tenant to incur additional expenses or which would reduce

Tenant’s rights or increase Tenant’s obligations under this Lease other to a de minimis degree.

2.2
Term. The term of this Lease shall be for a period beginning on the Commencement Date (as defined in Section 3.1) and continuing for the Original Term and any extension of the term hereof in accordance with the provision of this Lease, unless sooner terminated as hereinafter provided. When the dates of the beginning and end of the Original Term have been determined such dates shall be evidenced by a confirmatory document executed by Landlord and Tenant in the form substantially as shown on Exhibit F hereto and delivered each to the other, but the failure of Landlord and Tenant to execute or deliver such document shall have no effect upon such dates. The Original Term and any extension of the term hereof in accordance with the provisions of this Lease is hereinafter referred to as the “term” of this Lease.

2.3
Expansion Option. Tenant shall have the ongoing option, continuing until the date which is nine (9) months prior to the estimated Rent Commencement Date (i.e., March 31, 2023) (the “Expansion Option End Date”), to elect to lease all or any portion of the remaining 18,353 rentable square feet of space located on the second (2nd) floor of the Building (the “Expansion Area”) on the same terms and conditions as the initial Premises by delivering not more than two (2) notices to Landlord (each, an “Expansion Option Notice”) at any time following the Date of this Lease, but not later than the Expansion Option End Date, time being of the essence. If Tenant elects to lease less than all of the Expansion Area in its first Expansion Option Notice, Tenant shall have the ongoing right to elect all or any portion of remaining Expansion Area until the Expansion Option End Date; provided, however, that if Tenant shall elect to lease less than all of the Expansion Area it may not elect to lease more than 12,353 rentable square feet of the Expansion Area (such that there shall remain at least 6,000 rentable square feet of space on the second (2nd) floor of the Building if Tenant elects to lease less than all of the Expansion Area). If Tenant elects to lease all of the Expansion Area, the Premises Rentable Area (i.e. the aggregate square footage of the Premises and the Expansion Area) shall be 60,933 rentable square feet. Tenant shall specify in its Expansion Option Notice the square footage and approximate location of the portion of the Expansion Area which Tenant has elected to lease. If an Expansion Option Notice is for less than all of the Expansion Area, Landlord and Tenant shall work together in good faith to mutually agree upon a reasonable configuration and layout of the premises Tenant has elected to lease, plus or minus such additional space as may be reasonably required so that such space and any remaining space on the second (2nd) floor of the Building (which in no event shall be less than 6,000 rentable square feet) are both situated and configured so as to be reasonably marketable and so that the space Tenant has elected to lease is contiguous with the Premises, as may be expanded, and a construction and delivery schedule for such Expansion Area. In no event shall Landlord’s obligation for any penalties related to the Existing Lease, as defined in Section 3.1 below, apply to the delivery of any of the Expansion Space. The parties shall execute an amendment to this Lease within thirty (30) days following an Expansion Option Notice, in a commercially reasonable form prepared by Landlord and reasonably acceptable to Tenant, memorializing the expansion of the Premises, amending the terms of this Lease which vary with the Premises Rentable Area (including but not limited to, the Annual Fixed Rent, Tenant’s Percentage, the Allowance, and the number of Parking Spaces allocated to Tenant), confirming that the lease of such Expansion Area shall be on the same terms and conditions as this Lease, and confirming that all terms, covenants, conditions, and provisions of the Lease remain unmodified with the exception of those items which would be affected by the expansion, as the case may be. The Parties hereby agree that the Annual Fixed Rent for the Expansion Area shall include the Financed Fit-Out Rent only to the extent that Landlord provides the same financing for tenant improvements in the Expansion Area which is the basis of the Financed Fit-Out Rent. Landlord shall not lease any of the Expansion Area to a third party unless Tenant fails to exercise its rights prior to the Expansion Option End Date to lease such Expansion Area. If Landlord enters into a letter of intent to lease, a license or other occupancy agreement for all or any portion of the Expansion Area prior to the Expansion Option End Date, Landlord shall explicitly provide that such letter of intent, license or occupancy agreement is subject to and subordinate to Tenant’s rights hereunder to lease the Expansion Area.

2.4
Extension Option. So long as this Lease is still in full force and effect, and subject to the Conditions (as hereinafter defined), which Landlord may waive, in its discretion, at any time, but only by notice to Tenant, Tenant shall have the right to extend the term of this Lease for two (2) additional periods (the “Extended Term(s)”) of five (5) years each, commencing on the day succeeding the expiration of the Original Term or the preceding Extended Term, as the case may be, and ending on the day immediately preceding the fifth (5th) anniversary of the commencement of such Extended Term. All of the terms, covenants and provisions of this Lease applicable immediately prior to the expiration of the then current term (i.e. Original Term or Extended Term, as applicable) shall apply to each Extended Term except that (i) the Annual Fixed Rent for each Extended Term shall be the Market Rate (as hereinafter defined) for the Premises determined as of the date of the Election Notice, as designated by

Landlord by notice to Tenant (“Landlord’s Notice”), but subject to Tenant’s right to dispute as hereinafter provided; and (ii) Tenant shall have no further right to extend the term of this Lease beyond the Extended Terms hereinabove provided. If Tenant shall elect to exercise any of the aforesaid options, it shall do so by giving Landlord notice (an “Election Notice”) of its election not later than twenty-four (24) months, nor sooner than twelve (12) months, prior to the expiration of the then current term of this Lease (Original Term or Extended Term, as applicable). If Tenant fails to give any such Election Notice to Landlord or the Conditions are neither satisfied nor waived by Landlord, the term of this Lease shall automatically terminate no later than the end of the term then in effect, and Tenant shall have no further option to extend the term of this Lease, it being agreed that time is of the essence with respect to the giving of any such Election Notice. If Tenant shall extend the term hereof pursuant to the provisions of this Section 2.4, such extension shall (subject to satisfaction of the Conditions, unless waived by Landlord) be automatically effected without the execution of any additional documents, but

Tenant shall, at Landlord’s request, execute an agreement confirming the Annual Fixed Rent for the applicable Extended Term. The “Conditions” are that, as of the date of the applicable Election Notice there shall exist no Default of Tenant and Tenant, its assignees and/or subtenants shall actually occupy, in the aggregate, at least eighty percent (80%) of the entire Premises.

“Market Rate” shall mean the then fair market annual rent (determined as set forth below), at the time of the Election Notice, for premises in the greater Somerville market (the “Market”) comparable to the Premises in terms of location within a building, finish, age, building quality and amenities, under terms and conditions substantially the same as those of this Lease, in “as-is” condition taking into account the condition of the Premises and the improvements and finishes therein, for those portions of the Premises which are built-out for research and development laboratory uses, to the extent such improvements and finishes would be generally provided in premises devoted to research and development laboratory uses (but not taking into consideration any improvements and finishes in the Premises that are customized or were installed specifically for the use of Ultragenyx Pharmaceuticals Inc.) for comparable periods of time, and taking into account all relevant factors such as free rent periods, tenant improvement allowances then being offered in the Market and the effect of same on base rent (by means of example only, if the Market Rate for a five (5) year renewal term is determined to be

$100.00 per rentable square foot per annum, but it is determined that such Market Rate contemplates a tenant improvement allowance in the amount of $25.00 per rentable square foot and Tenant elects not to receive a tenant improvement allowance in connection with the Extended Term, the Market Rate shall be reduced by $6.08 per rentable square foot per annum assuming an eight percent (8%) amortization of the tenant improvement allowance Tenant elects not to receive), the manner, if any, in which Landlord is reimbursed for taxes and operating expenses, and brokerage commissions; but which Market Rate shall be determined without regard to the Annual Fixed Rent in effect immediately prior to the commencement of the Extended Term, the parties acknowledging that the Annual Fixed Rent for the Original Term was determined based, in part, on the cost of improvements to the Premises. At any time during the last two (2) years of any applicable term, within thirty (30) days following a request of Tenant,

Landlord shall provide Tenant with Landlord’s designation of the Annual Fixed Rent for the coming potential Extended Term. If Tenant disagrees with Landlord’s designation of the Market Rate, then Tenant shall give notice thereof to Landlord within twenty (20) days after Landlord’s Notice (failure to provide such notice of disagreement within such 20-day period constituting acceptance by Tenant of Market Rate as set forth in Landlord’s Notice); and if the parties cannot agree upon the Market Rate by the date that is thirty (30) days following Landlord’s Notice, then the Market Rate shall be submitted to appraisal as follows: Within fifteen (15) days after the expiration of such thirty (30) day period, Landlord and Tenant shall each give notice to the other specifying the name and address of the appraiser each has chosen. The two appraisers so chosen shall meet within ten (10) days after the second appraiser is appointed and if, within twenty (20) days after the second appraiser is appointed, the two appraisers shall not agree upon a determination of the Market Rate in accordance with the following provisions of this Section 2.4 they shall together appoint a third appraiser. If only one appraiser shall be chosen whose name and address shall have been given to the other party within such fifteen (15) day period and who shall have the qualifications hereinafter set forth, that sole appraiser shall render the decision which would otherwise have been made as hereinabove provided. All appraisers referenced in this Section 2.4 shall be informed that they must act in a commercially reasonable manner and in good faith.

If said two appraisers cannot agree upon the appointment of a third appraiser within ten

(10) days after the expiration of such twenty (20) day period, then either party, on behalf of both and on notice to the other, may request such appointment by the then President of the Greater Boston Real Estate Board (or any similar or successor organization) for the greater Somerville, Massachusetts area in accordance with its then prevailing rules. If said President shall fail to appoint said third appraiser within ten (10) days after such request is made, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or any successor organization) in accordance with its then prevailing rules. In the event that all three appraisers cannot agree upon such Market Rate within ten (10) days after the third appraiser shall have been selected, then each appraiser shall submit his or her designation of such Market Rate to the other two appraisers in writing; and Market Rate shall be determined by calculating the average of the two numerically closest (or, if the values are equidistant, all three) values so determined.

Each of the appraisers selected as herein provided shall have at least ten (10) years’ experience as a commercial real estate broker in the greater Somerville area dealing with properties of the same type and quality as the Building. Each party shall pay the fees and expenses of the appraiser it has selected and the fees of its own counsel. Each party shall pay one half (1/2) of the fees and expenses of the third appraiser (or the sole appraiser, if applicable) and all other expenses of the appraisal. The decision and award of the appraiser(s) shall be in writing and shall be final and conclusive on all parties, and counterpart copies thereof shall be delivered to both Landlord and Tenant. Judgment upon the award of the appraiser(s) may be entered in any court of competent jurisdiction.

The appraiser(s) shall determine the Market Rate of the Premises for the applicable Extended Term and render a decision and award as to their determination to both Landlord and Tenant (a) within twenty (20) days after the appointment of the second appraiser, (b) within twenty (20) days after the appointment of the third appraiser or (c) within fifteen (15) days after the appointment of the sole appraiser, as the case may be. In rendering such decision and award, the appraiser(s) shall assume (i) that neither Landlord nor the prospective tenant is under a compulsion to rent, and that Landlord and Tenant are typically motivated, well-informed and well-advised, and each is acting in what it considers its own best interest, (ii) the Premises are fit for immediate occupancy and use “as is” (taking into account the factors set forth above in this Section 2.4 for the determination of Market Rate), (iii) that in the event the Premises have been damaged by fire or other casualty prior to the commencement of the applicable Extended Term, they have been fully restored. The appraisers shall also take into consideration the rents contained in leases for comparable space in the Building, or in comparable buildings in the greater Somerville area, for comparable periods of time.

If the dispute between the parties as to the Market Rate has not been resolved before the commencement of Tenant’s obligation to pay the Annual Fixed Rent based upon determination of such Market Rate, then Tenant shall pay the Annual Fixed Rent under the Lease based upon the Market Rate designated by Landlord in Landlord’s Notice until either the agreement of the parties as to the Market Rate, or the decision of the appraiser(s), as the case may be, at which time Tenant shall pay any underpayment of the Annual Fixed Rent to Landlord, or Landlord shall refund any overpayment of the Annual Fixed Rent to Tenant.

Landlord and Tenant hereby waive the right to an evidentiary hearing before the appraiser(s) and agree that the appraisal shall not be an arbitration nor be subject to state or federal law relating to arbitrations.

2.5
Measurement of the Premises. Either party hereto may, not later than ten (10) days after the Commencement Date, request that an exact measurement of the Premises be made in accordance with the Standard Method of Measuring Floor Area in Office Buildings as adopted by the Building Owners and Managers Association International (ANSI/BOMA Z65.1-2017). Such measurement shall be made by a licensed architect or engineer designated by Landlord at the cost and expense of the requesting party.

If the rentable area of the Premises, as so measured, is more than one hundred one percent (101%) or less than ninety-nine percent (99%) of the Premises Rentable Area as set forth in Section 1.1: (i) the definition of Premises Rentable Area set forth in Section 1.1 shall be deemed amended in accordance with such measurement; (ii) Annual Fixed Rent shall, retroactively to the Commencement Date, be recomputed by multiplying the Annual Fixed Rent as set forth in Section 1.1 by a fraction (the “Fraction”), the numerator of which shall be the rentable area as so measured and the denominator of which shall be the Premises Rentable Area set forth in Section 1.1; (iii) Tenant’s Percentage shall, retroactively to the Commencement Date, be recomputed to be the percentage determined by multiplying Tenant’s Percentage as set forth in Section 1.1 by the Fraction, and (iv) if applicable, the Allowance shall, retroactively to the Commencement Date, be adjusted by multiplying the rentable area as so measured by the Allowance per rentable square foot as set forth in Article 3 below.

Any payment due to Landlord as the result of such adjustment shall be paid within thirty

(30) days after notice to Tenant of such computation. Any payment due to Tenant as a result of such adjustment shall be credited against installments of Annual Fixed Rent thereafter becoming due.

In the event of any adjustment pursuant to this Section 2.5, Landlord and Tenant shall promptly execute a written statement setting forth the recomputed Premise Rentable Area, Annual Fixed Rent, Tenant’s Percentage and (if applicable) the Allowance, but the failure by either party to execute such a statement shall have no effect on the validity of such recomputation.

If (i) neither Landlord nor Tenant requests any adjustment as herein provided within the time limit provided, or (ii) such adjustment is requested, but the rentable area is within the two (2%) percent range set forth above, Annual Fixed Rent, Tenant’s Percentage, and Premises Rentable Area shall remain as set forth in Section 1.1, and neither Landlord nor Tenant shall have any right to any adjustment and shall not be subject to remeasurement.

Article 3 Commencement and Condition

3.1
Commencement Date. The Commencement Date shall be the date on which

Landlord delivers the Premises to Tenant with Landlord’s Work and Tenant’s Work Substantially Complete, as such terms are hereinafter defined. Landlord shall use diligent efforts to cause the Commencement Date to occur prior to the Delivery Date; provided, however, that the Commencement Date shall be no earlier than July 1, 2023. If the Commencement Date has not occurred by the Delivery Date for reasons other than Force Majeure or Tenant Delay (as such terms are hereinafter defined), then for each of the first thirty (30) days of any such failure Tenant shall be entitled to a one (1) day delay in the Rent Commencement Date and for each subsequent day of any such failure Tenant shall be entitled to a two (2) day delay of the Rent Commencement Date; and if Landlord shall fail to deliver the Premises to Tenant by February 28, 2024 (i.e., 180 days after the Delivery Date) for reasons other than Force Majeure or Tenant Delay then, in addition to the delays in the Rent Commencement Date described above, Tenant shall have the right to terminate this Lease by giving notice to Landlord not later than sixty (60) days after the expiration of such one hundred eighty (180) day period; and this Lease shall cease and come to an end without further liability or obligation on the part of either party ten (10) days after the giving of such notice, it being agreed that time is of the essence with respect to the giving of such notice.

In addition, if Landlord shall fail to deliver the Premises to Tenant by the Delivery Date with Landlord’s Work and Tenant’s Work Substantially Complete (“Landlord’s Late Delivery”) for reasons other than Force Majeure or Tenant Delay, Landlord shall (a) reimburse Tenant for all amounts paid by Tenant as holdover rent over and above the sum of base or fixed rent plus additional rent that was due immediately prior to any such holdover over (“Hold Over Rent”) under Tenant’s existing lease (the “Existing Lease”) at 840 Memorial Drive, Cambridge, Massachusetts; such payments shall be made to Tenant within thirty (30) days following request for reimbursement therefore, given together with reasonable supporting documentation, and (b)

Landlord shall indemnify, defend, protect, and hold harmless Tenant and the Tenant Parties from and against any and all loss, cost, damage, expense and liability (including, without limitation, court costs and reasonable attorneys’ fees) incurred in connection with or arising from such holdover under the Existing Lease and save and hold other tenants, agents, employees, patients, visitors, invitees or licensees harmless against any damages, liability, claims, causes of action or judgments arising therefrom; provided, however, that Landlord’s reimbursement obligations under this clause (b) shall not exceed $1,800,000.00. Landlord hereby acknowledges that the Hold Over Rent due under the Existing Lease is due on a monthly basis and, accordingly, if there is a Landlord’s Late Delivery of the Premises the Hold Over Rent will not be prorated for a partial month, but shall be due for one or more months in their entirety. Upon receipt of notice from Landlord notifying Tenant of Landlord’s Late Delivery, Tenant shall use reasonable efforts, at Landlord’s sole cost and expense, to mitigate its damages under its Existing Lease including, without limitation, using commercially reasonable efforts to extend the term of the Existing Lease in order to avoid being liable for Hold Over Rent and/or requesting that the Hold Over Rent due under the Existing Lease be prorated on a daily basis, and Landlord shall pay (i) the out-of-pocket cost of such efforts made by Tenant and (ii) all payments, rent and additional rent for and during such extension term of the Existing Lease as set forth in this Section 3.1. Tenant hereby represents that current termination date of the Existing Lease is December 31, 2023 and, unless the Commencement Date occurs on or before December 31, 2023, Tenant shall not agree to an earlier expiration or termination of the term of the Existing Lease. Tenant’s right to a postponement of the Rent Commencement Date, reimbursement of its holdover penalties and

Tenant’s termination right pursuant to this Section 3.1 shall be Tenant’s sole and exclusive remedy at law or in equity for Landlord’s failure to Substantially Complete Landlord’s Work and Tenant’s Work and deliver the Premises to Tenant as required herein.

3.2
Landlord’s Work. Landlord is in the process of constructing the Building at the Property. Landlord, at Landlord’s sole cost and expense shall construct Landlord’s initial construction of the Building including, but not limited to, all shell and core improvements for the Building (including the underground parking garage), all landscaping, plaza areas, walkways, driveways, sidewalks, Building amenities and other improvements on the Land, and shall construct the Building and the Premises and perform certain base building improvements to prepare the Premises for Tenant’s Work (as defined below), as such construction and improvements are shown on Exhibit A-3 attached hereto, including those items listed under “LL” on the Landlord/Tenant Work Matrix (the “Work Matrix”) attached hereto as Exhibit A-4 (collectively, “Landlord’s Work”). Landlord’s Work and Tenant’s Work shall be constructed by Consigli Construction (or a licensed and qualified contractor with substantial experience in constructing life sciences office and laboratory space reasonably selected by Landlord if Landlord reasonably determines that Consigli Construction will not be able to complete

Landlord’s Work and Tenant’s Work) (“Landlord’s Contractor”). Landlord shall cause Landlord’s Contractor to construct Landlord’s Work and Tenant’s Work in a good and workmanlike manner, in accordance with applicable laws and building codes, in compliance with applicable permits for Landlord’s Work and Tenant’s Work, and in accordance with Landlord’s Plans and Tenant’s Plans. Landlord shall deliver possession of the Premises to Tenant and Tenant agrees to accept the Premises with Landlord’s Work and Tenant’s Work Substantially Complete. Tenant acknowledges that except as set forth in this Section 3.2, it is not relying on any representations of Landlord or Landlord’s agents or employees as to the current condition or the condition of Landlord’s Work or Tenant’s Work, and Landlord shall have no obligation with respect thereto except as may be expressly set forth in this Lease.

The materials and equipment furnished in the performance of Landlord’s Work and

Tenant’s Work will be of good quality (consistent with first-class office and laboratory spaces, as the case may be), new and of recent manufacture and Landlord’s Work and Tenant’s Work, all components thereof and the Building Systems shall be in good working order and condition as of the completion of Landlord’s Work. On the Commencement Date the Building including, but not limited to, the roof and foundation will be in good condition and leak-free. If it is determined that the roof or foundation is not in such condition as of the Commencement Date, Landlord shall cause the same to be put in such condition promptly after having notice thereof, and all costs and expenses of such corrective work shall be excluded from Operating Costs.

3.3
Tenant’s Work.

(a)
Tenant shall, not later than August 26, 2022 (the “Design Submission Date”), submit to Landlord for Landlord’s approval as set forth herein a set of design development plans (“Interim Plans”) for the initial improvements to the Premises desired by Tenant, which Interim Plans shall be consistent with the Work Matrix and with the laboratory and office basis of design titled Laboratory Basis of Design dated June 03, 2021, and updated as of June 03, 2022, the cover page of which is attached hereto as Exhibit A-5 and the full document of which can be found at:

<https://www.dropbox.com/s/90b0cqq4kmcgndh/ULTRAGENYX%20%20BOD%20D RAFT%202022.06.03.pdf?dl=0>

Landlord hereby approves the Laboratory Basis of Design (the “BOD,” and, together with the Work Matrix, hereinafter referred to as the “Schematic Plans”). Both Landlord and Tenant acknowledge and agree that the entire Laboratory Basis of Design is not attached to this Lease due to its large size, but the 146 page document was provided to Landlord by Tenant prior to the Date of this Lease and it is expressly incorporated herein as Exhibit A-5. In the event of a conflict between the Work Matrix and the BOD as to whether any of the initial improvements to the Premises belong in the Landlord, Tenant, or Work by Tenant column, the Work Matrix shall control; in the event of a conflict between the Work Matrix and the BOD as to the specificity of any item of the initial improvements to the Premises, the BOD shall control; provided, however, that notwithstanding anything in the Work Matrix or the BOD to the contrary, Landlord shall provide three (3) fume hoods as part of Tenant’s Work. Not later than October 7, 2022 (the “Plan Submission Date”), Tenant shall submit to Landlord for Landlord’s approval as set forth herein a full set of construction drawings and specifications (“Tenant’s Plans”) for the initial improvements to the Premises desired by Tenant (collectively with the Interim Plans and the Schematic Plans, the “TI Plans”), which Tenant’s Plans shall, within five (5) days following approval thereof by Landlord, be submitted by Landlord or its contractor to the City of Somerville together with an application for a building permit for Tenant’s Work. The TI Plans shall be prepared by Jacobs Wyper Architects, which Landlord hereby approves as Tenant’s architect. Tenant’s Plans shall consist of a full set of detailed, coordinated construction plans and specifications for the work necessary to perform Tenant’s Work (as defined below) and in suitable form for filing an application for a building permit with the City of Somerville.

Landlord shall respond to the initial submissions of the Interim Plans and Tenant’s Plans (either by approval, request for additional information, request for revision or communication of a reasonably detailed reason for failure to approve) within ten (10) Business Days after the date of Landlord’s receipt thereof and to any re-submission within five (5) Business Days after receipt thereof (“Landlord’s Review Period”), and Landlord’s approval shall not be unreasonably withheld, conditioned or delayed, provided that notwithstanding the foregoing, Landlord’s determination of matters relating to aesthetic issues relating to alterations or changes visible outside the Premises shall be in Landlord’s sole discretion. Landlord’s approval is solely given for the benefit of Landlord under this Lease and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of the TI Plans for any other purpose whatsoever.

Without limiting the foregoing, Tenant shall be responsible for all elements of the design of the TI Plans for the Premises (including, without limitation, compliance with all applicable laws, codes and regulations, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of the TI Plans shall in no event relieve Tenant of the responsibility for such design; provided however, Landlord shall be responsible for all elements of design of the Common Areas of the Building outside of the Premises and compliance with all applicable laws, codes and regulations and functionality of design, the structural integrity of the design, the configuration of the Building and the Common Areas. In addition, Landlord shall have the right to withhold approval of any alterations or work shown on the TI Plans to the extent that such alterations or work are inconsistent with the Schematic Plan or the Work Matrix (provided that such approval shall not be unreasonably withheld, conditioned or delayed), that materially increases the scope of Landlord’s Work or Tenant’s Work or that materially increases the cost thereof beyond what is contemplated by the Schematic Plan and the Work Matrix, unless Tenant agrees, in Tenant's sole discretion, agrees to pay for such material increase in cost.

(b)
The parties acknowledge that it is in their mutual interest to ensure that the Commencement Date occurs not later than the Delivery Date and that the Total TI Costs do not exceed the Maximum Turnkey Amount, as such terms are defined below. To that end, Landlord shall share Landlord’s proposed construction schedule with Tenant, and any revisions thereto, on a regular basis and, in connection with its review of Tenant’s Plans, Landlord shall provide a commercially reasonable final construction schedule and budget. In addition, at the time of review of the Interim Plans and the Tenant’s Plans, Landlord shall identify and notify Tenant of any items contained therein, which were not contained in or contemplated by the Schematic Plans or the Work Matrix, that Landlord’s Contractor identified as “Long Lead Items” (items for which there is a long lead time in obtaining the materials therefor or which are specially or specifically manufactured, produced or milled for the work in or to the Premises and require additional time for receipt or installation such that Landlord’s Contractor reasonably determines will cause Landlord’s Work and/or Tenant’s Work not to be Substantially Complete by the Delivery Date and which were not contained in or contemplated by the Schematic Plans or the Work Matrix, Landlord having already identified Long Lead Items contained in the Work Matrix and Schematic Plans (as such items are shown on Exhibit A-7 attached hereto); provided, however, Landlord acknowledges and agrees that it is Landlord’s obligation to deliver, and the scope of Tenant’s Work is intended to include, those systems, equipment and improvements customarily included in first class commercial laboratory and office space, which may include items for which there are long lead times, and in no event shall such items be deemed to be Long Lead Items to which Landlord may object except to the extent that Tenant’s Plans contain requirements not contemplated by the Schematic Plans or the Work Matrix and for which Tenant will not accept an alternative that would not be considered a Long Lead Item. Further, Landlord may not object to any items for which there is a long lead time in Tenant’s Plans to the extent such items were included in the Interim Plans and not identified by Landlord as a Long Lead

Item. Landlord will also give to Tenant Landlord’s good faith estimate of the period(s) of any delay which would be caused by any such Long Lead Item. Landlord shall not have the right to identify any Long Lead Items contained in or contemplated by the Interim Plans and Tenant’s Plans after Landlord’s Review Period for the Interim Plan and Tenant’s Plans, as the case may be (other than in connection with a Change Proposal, as described below). Any unavailability or delay in obtaining any item contained in the Interim Plans or Tenant Plans which Landlord did not identify as a Long Lead Item prior to the end of Landlord’s Review Period shall not constitute a delay due to Force Majeure and shall not excuse any delay or late delivery of the Premises or the Substantial Completion of Landlord’s Work or Tenant’s Work. Landlord,

Landlord’s Contractor and Tenant shall cooperatively work in good faith to avoid the use of such Long Lead Items not identified in the Schematic Plans, and it shall be reasonable for Landlord to request that Tenant revise such aspects of the Tenant’s Plans, unless the same were previously noted in the Schematic Plans, so as to avoid the use of such Long Lead Items; in furtherance of the foregoing, Tenant agrees that with regards to base building systems (such as plumbing, electrical and HVAC), the manufacturer from whom Landlord has acquired such base building item shall, unless otherwise specifically identified in the Interim Plans or Tenant’s Plans, be deemed acceptable for use in connection with Tenant’s Work. Tenant shall have the right to either (a) revise Tenant’s Plans to eliminate any Long Lead Item(s), or (b) authorize Landlord to construct Tenant’s Work in accordance with Tenant’s Plans including any such Long Lead Items (any such approved Long Lead Items being hereinafter called “Tenant Approved Long Lead Items”) and any delay resulting from the inclusion of such Tenant Approved Long Lead Items shall be a Tenant Delay without the need for any additional notice to Tenant. Unless Landlord shall have unconditionally approved all of the Interim Plans and Tenant’s Plans, Tenant shall within five (5) Business Days after delivery of Landlord’s response to the Interim Plans and within ten (10) Business Days after delivery of Landlord’s response to Tenant’s Plans, as applicable, deliver to Landlord such additional information, documentation and/or revisions to the Interim Plans and/or Tenant’s Plans as are necessary to obtain Landlord’s approval thereof and this process shall continue until the Interim Plans and Tenant’s Plans are approved by Landlord and Tenant. Tenant shall, promptly following approval of Tenant’s Plans and Tenant’s receipt of Landlord’s request therefor, execute and deliver to Landlord any affidavits and documentation provided to Tenant by Tenant’s architect and/or engineers preparing the TI Plans and required in order to obtain all permits and approvals necessary for Landlord to commence and complete Tenant’s Work (excluding any operational permits that are required in order for

Tenant to operate its business in the Premises, which such operational permits shall be Tenant’s sole responsibility to obtain) on a timely basis (“Permit Documentation”). Time is of the essence in connection with Tenant’s obligations under this Section 3.3.

(c)
Concurrently with Landlord’s review of Tenant’s Plans, Landlord shall cause

Landlord’s Contractor to solicit and obtain at least three (3) subcontractor bids for each trade and materials provider expected to cost in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (“Major Trade”) in connection with Tenant’s Work. Tenant shall have the right to propose one (1) subcontractor for each Major Trade and to consult with Landlord and

Landlord’s Contractor regarding the preparation of the bid packages. All subcontractors shall be subject to Landlord’s prior consent, which consent shall not be unreasonably withheld,

conditioned or delayed. Landlord and Landlord’s Contractor shall involve Tenant (and Tenant’s Construction Representative) in the preparation of the bid packages and the bidding process for each Major Trade, including reviewing with Tenant the bid packages and subcontractor responses and meeting with Tenant as reasonably requested by Tenant during such process. The bid packages shall require bids to identify all Long Lead Items and to specify estimated delivery dates therefor. Upon the conclusion of the bid solicitation process, Landlord shall deliver copies of the bids to Tenant (together with Landlord’s designation of the bid Landlord intends to accept). Tenant shall reasonably cooperate with Landlord’s efforts to expedite the bid process.

After receipt of the bids, Landlord shall have the right to select the subcontractor bids for Tenant’s Work. Landlord shall reasonably consult with Tenant on the selection of the subcontractor bids for the Major Trades, but Landlord shall have the right, without obtaining

Tenant’s approval, to select any subcontractor bids which Landlord deems to be qualified to perform the applicable portions of Tenant’s Work, taking into consideration (i) Landlord’s knowledge of the subcontractor project management staff for the subcontract in question, (ii) labor availability or capacity of the subcontractors in question to complete Tenant’s Work by the Delivery Date, (iii) scheduling and availability of material and equipment to complete Tenant’s Work by the Delivery Date.

After receipt of the bids and selection of the subcontractors, Landlord shall calculate and furnish to Tenant a “Total Costs Notice” for Tenant’s Work which shall constitute the aggregate (the “Total TI Costs”) of (i) the amounts payable under the subcontracts selected (and if and where Landlord’s Contractor is performing work that would be performed by a subcontractor, the cost of such work) in the bid process and broken down by trade (“Direct Costs”), (ii) an estimate of the Construction Management Fee (as hereinafter defined), (iii) the amount of

Landlord’s Contractor’s fee and indirect costs, and (iv) a reasonable construction contingency (not to exceed 3% of the Total Costs Notice amount) and a reasonable design contingency (not to exceed 10% of the Total Costs Notice amount) (collectively, the “Contingencies”). Landlord shall charge, as part of the Total TI Costs, a construction management fee (the “Construction Management Fee”) for its management of Tenant’s Work in an amount equal to three percent (3%) of the hard costs of Tenant’s Work. The Construction Management Fee shall be paid from the Maximum Turnkey Amount as set forth in Section 3.6 below. In connection with the foregoing, Landlord and Tenant agree to use a Guaranteed Maximum Price contract for Tenant’s Work and that Tenant’s Work will be performed on an open book basis. Landlord shall provide Tenant with a copy, for informational purposes only, of the Guaranteed Maximum Price contract and any addendum thereto that is related to Tenant’s Work.

Within ten (10) Business Days after Landlord’s delivery of the Total Costs Notice (the “Initial Cost Approval Date”), Tenant may either approve the Total Costs Notice or provide changes to Tenant’s Plans to eliminate or revise one or more scope-of-work items included in Tenant’s Plans and request a revised Total Costs Notice. In the event that Tenant timely and properly requests such revised Total Costs Notice and submits changes to Tenant’s Plans,

Landlord shall reprice Tenant’s Plans for purposes of preparing a revised Total Costs Notice and deliver the revised Total Costs Notice within a reasonable time after such request and considering the scope of the changes proposed by Tenant. If Tenant fails to respond to the Total Costs Notice (either by approval of the Total Costs Notice or request for changes to Tenant’s Plans) within such ten (10) Business Day period following delivery by Landlord, Tenant shall be deemed to have approved the Total Costs Notice in its entirety; provided, however that no such automatic approval shall occur unless Landlord’s submission contains the following notice (the “Deemed Approval Language”), printed in a prominent place on the outside thereof in not less fourteen (14) point bold-faced type: “TENANT REVIEW REQUIRED; FAILURE TO RESPOND TO THIS SUBMISSION WITHIN TEN (10) BUSINESS DAYS SHALL RESULT IN AUTOMATIC APPROVAL PURSUANT TO LEASE SECTION 3.3(C)”. In

addition, if Tenant’s request for a revised Total Costs Notice results in the Total Cost Notice not being approved or deemed approved within ten (10) Business Days after the Initial Cost Approval Date (the “Final Cost Approval Date”), Tenant shall be deemed to have approved the Total Costs Notice in its entirety (subject to the inclusion of the Deemed Approval Language as set forth above). Tenant acknowledges and agrees that Tenant’s approval or deemed approval of the Total Cost Notice authorizing Landlord to commence the performance of Tenant’s Work by Final Cost Approval Date is a material condition to Landlord’s ability to complete Tenant’s Work by the Delivery Date. Once Tenant has approved the Total Costs Notice (or the Total Costs Notice is deemed approved), the parties shall promptly execute an instrument confirming the amount of the final Total Costs Notice. Notwithstanding the foregoing, the parties may elect to bid, award, and release Long Lead Items prior to the Final Cost Approval Date. In such event, any such bids, awards and release of Long Lead Items shall be deemed approved for purposes of the Total Costs Notice.

(d)
Promptly following (i) approval of Tenant’s Plans by Landlord, (ii) approval or deemed approval of the Total Costs Notice by Tenant, and (iii) receipt of a building permit from the City of Somerville, Landlord shall cause the work specified in Tenant’s Plans, which shall include, but not be limited to, the work in the Work Matrix under the “Tenant” column (“Tenant’s Work”) to be performed in a good and workmanlike manner and in compliance with all applicable laws, codes and regulations. Tenant and Tenant’s Construction Representatives, as defined in Section 3.9 below, shall have the right to observe the performance of Tenant’s Work at reasonable times and upon reasonable prior notice to Landlord. In addition, commencing on the Date of this Lease Tenant shall have the right to have Tenant’s Construction Representative attend all regularly scheduled weekly project meetings with Landlord’s Contractor relating to

Tenant’s Work and the proposed construction schedule for Tenant’s Work and, upon written request from Tenant, Landlord agrees to provide Tenant with updated copies of the construction schedule for Tenant’s Work. Landlord’s architect or Construction Representative shall prepare and distribute to Tenant’s Construction Representative written minutes from such meetings.

Landlord agrees to prioritize the construction and delivery of the laboratory portions of the Premises and to use reasonable efforts to deliver the laboratory portions of the Premises to Tenant before the office portions of the Premises, so long as such efforts do not result in overall construction delays. Landlord shall thereafter prioritize delivery of the office portions of the Premises that directly support the laboratory uses. Upon Substantial Completion of Tenant’s Work in the applicable portion(s) of the Premises, Tenant shall have the right to commence its operations in the laboratory portions of the Premises and, when available, the office portions of the Premises prior to the Commencement Date.

(e)
Landlord agrees that the materials and equipment furnished in the performance of Landlord’s Work and Tenant’s Work will be free from defects not inherent in the quality described in the applicable plans and specifications therefor. Any portion of Landlord’s Work or

Tenant’s Work not conforming to the foregoing requirements will be considered defective.

Landlord’s warranty hereunder shall not apply to the extent of damage or defect caused by (i) the negligent acts or omissions or the willful misconduct of Tenant or anyone claiming under Tenant, (ii) improper operation by Tenant or anyone claiming under Tenant, or (iii) normal wear and tear and normal usage. The foregoing warranty with respect to each component of the

Landlord’s Work and Tenant’s Work shall commence with respect to the Premises on the date on which Landlord has substantially completed the applicable component of Landlord’s Work or

Tenant’s Work, as applicable, and shall expire on the date which is fifty-one (51) weeks after the commencement of the warranty on the applicable component of the Landlord’s Work or

Tenant’s Work (the “Warranty Period”), and Tenant shall be required to deliver notice to Landlord of any defects prior to the expiration of the Warranty Period in order to permit

Landlord to take action to enforce Landlord’s warranty rights with respect to Landlord’s Work and/or Tenant’s Work, as applicable. Landlord agrees that it shall correct any portion of

Landlord’s Work and/or Tenant’s Work, as the case may be, which during the applicable Warranty Period is found not to be in accordance with the warranties set forth in this

Section 3.3(e). Subject to the foregoing and to the last paragraph of Section 3.2 above, Tenant shall be conclusively deemed to have accepted Landlord’s Work and Tenant’s Work unless, within the Warranty Period, Tenant gives Landlord a written notice setting forth in detail those portions of Landlord’s Work or Tenant’s Work Tenant does not accept. To the extent Tenant is responsible for the maintenance or repair of the equipment or mechanical items included within Tenant’s Work, Landlord shall, to the extent assignable, assign the warranties relating to such equipment or mechanical items to Tenant; provided that if any such warranty may not be so assigned, Landlord will retain the same but will cooperate with Tenant, at Tenant’s expense, in pursuing, in Landlord’s name, any claim thereon which may arise while such warranty remains in effect.

(f)
Tenant shall have the right, in accordance herewith, to submit for Landlord’s approval written change proposals subsequent to Landlord’s approval of the Tenant’s Plans and Tenant’s approval of the Total Costs Notice, if any (each, a “Change Proposal”). Any Change Proposal shall include fully detailed construction plans for the changes proposed to the Tenant’s Plans. Provided the plans for such Change Proposal conform to the requirements of Exhibit C attached hereto, Landlord agrees to respond to any such Change Proposal within ten (10)

Business Days after the submission thereof by Tenant, advising Tenant of any anticipated increase in costs (“TW Change Order Costs”) to perform Tenant’s Work associated with such Change Proposal, as well as an estimate of any delay which would likely result in the completion of Tenant’s Work if a Change Proposal is made pursuant thereto (“Landlord’s Change Order Response”). Notwithstanding the foregoing, Landlord will respond to any non-material Change Proposal within five (5) Business Days after submission thereof by Tenant. With respect to Change Proposals for which a response cannot reasonably be developed within five (5) Business Days, Landlord shall within the five (5) Business Day response period advise Tenant of the steps necessary in order for Landlord to evaluate the Change Order Proposal and the date upon which Landlord’s Change Order Response will be delivered, which shall not exceed twelve (12) Business Days (provided, however, that Landlord shall use reasonable efforts to response within ten (10) Business Days). Tenant shall have the right within five (5) days after receiving

Landlord’s Change Order Response (or Landlord’s notice that a Change Proposal could not be evaluated within the five (5) Business Day response period set forth above) to then approve or withdraw such Change Proposal. If Tenant fails to respond to Landlord’s Change Order

Response within such five (5) day period, such Change Proposal shall be deemed withdrawn. If Tenant approves such Change Proposal, then such Change Proposal shall be deemed a “TW Change Order” hereunder and the TW Change Order Costs associated with the Change Order shall be deemed additions to the Total Costs Notice.

3.4
Substantial Completion. As used herein, the term “Substantially Complete”, “Substantially Completed” or “Substantial Completion” shall mean the later to occur of (i) the substantial completion of construction of Landlord’s Work and Tenant’s Work, as certified by Landlord’s architect, pursuant to and evidenced by a fully executed AIA G704 form signed by Landlord’s General Contractor and Landlord’s architect, with the exception of any Punch List Items (as defined below), and (ii) the issuance by the City of Somerville of a temporary or permanent certificate of occupancy or receipt of final approvals or signoffs for the Building and the Premises required for Tenant to lawfully operate in all of the Premises for the Permitted Uses. Landlord shall, until obtained, diligently pursue a permanent or final certificate of occupancy for the Premises if it shall not have received a certificate of occupancy by the date on which Landlord’s Work and Tenant’s Work are otherwise Substantially Complete. Notwithstanding the above, Landlord shall not be entitled to claim an extension of the date to Substantially Complete Landlord’s Work or Tenant’s Work (as applicable) due to delays caused by either Force Majeure or Tenant Delay unless Landlord shall have provided written notice to Tenant of the occurrence of such particular delay within seven (7) days of the date on which Landlord is aware of such particular delay. Landlord shall notify Tenant in writing when Landlord in good faith believes that Tenant’s Work is Substantially Complete. Within three (3) Business Days after the giving of such notice to Tenant, Landlord, Landlord’s architect, Tenant and Tenant’s architect shall jointly inspect the Premises and develop the list of punch list items that can be completed without unreasonable interference with Tenant’s use and occupancy of the Premises for the regular conduct of business (“Punch List Items”), provided that in the event of any dispute between Landlord and Tenant regarding whether or not Tenant’s Work is Substantially Complete, or if Tenant or Tenant’s architect shall fail to attend such inspection, the determination of Landlord’s architect, acting reasonably, as to whether Tenant’s Work is Substantially Complete, and any list of punch list items developed by Landlord and/or

Landlord’s architect, shall be final and binding on Landlord and Tenant. Landlord shall promptly complete all Punch List Items, at Landlord’s sole cost and expense, and shall use reasonable efforts to complete all Punch List Items within thirty (30) days after the date of Substantial Completion.

3.5
Plans; Books and Records. From time-to-time during the construction of

Landlord’s Work directly affecting the Premises, Landlord shall allow Tenant’s Construction Representative and such other representatives, contractors, agents and employees as Tenant deems advisable to review and make copies of plans and specifications (including all changes thereto) and generally to review the progress of all Landlord Work directly affecting the Premises (including the facilities and equipment serving the same). Such reviews shall be scheduled so as not to interfere with the conduct of Landlord’s Work or Tenant’s Work. Tenant shall be provided with copies of all changes or supplements to the construction plans for

Landlord’s Work directly affecting the Premises (including the facilities and equipment serving the same) when the same are given to Landlord’s Contractor.

Landlord shall maintain full and detailed accounts, books and records including, without limitation, purchase orders, receipts, bids and subcontracts, on a discipline by discipline basis, for the costs of expenses relating to Tenant Work’s with third party vendors and sub-contractors. Landlord shall provide Tenant with a final accounting (the “Final Accounting”) in reasonable detail, together with all backup and supporting materials reasonably requested by Tenant, prepared by Landlord for all Direct Costs of Tenant’s Work (including TW Change Order Costs and costs related to Tenant Delay) and other costs on the Total Costs Notice and Tenant will be permitted, upon request, to review all the backup and supporting materials. Landlord shall cause its contractors, architects, engineers and consultants to keep full and detailed accounts and exercise such controls as may be necessary for proper financial management of Tenant’s Work. Tenant shall have the right to examine and copy all books and records referenced in this paragraph for up to seven (7) years from Substantial Completion of Tenant’s Work, upon at least ten (10) Business Days prior written notice to Landlord.

3.6
Costs of the Plans and Tenant’s Work. Tenant shall be responsible for all costs and expenses in connection with (i) preparing, revising and finalizing the Schematic Plans and

Tenant’s Plans, (ii) Tenant’s security systems for the Premises, (iii) the purchase and installation of Tenant’s audio-visual equipment for the Premises, and (iv) Tenant’s furniture, fixtures and equipment for the Premises. Landlord agrees to pay the entire cost of Landlord’s Work and Tenant shall not be liable therefor.

The cost of Tenant’s Work shall be allocated as follows: The parties acknowledge that the Total TI Costs of Tenant’s Work is anticipated to be $324.50 per square foot of Premises Rentable Area (the “Maximum Turnkey Amount”), as shown on the Preliminary Pricing schedule attached hereto as Exhibit A-6. If the Total TI Costs exceed the Maximum Turnkey

Amount, then (i) to the extent that the increase in Total TI Costs is attributable to a change in the scope of Tenant’s Work from that shown on or contemplated by the Schematic Plans or Work Matrix and/or to additional design elements, or a change to design elements, of Tenant’s Work beyond those shown on or contemplated by the Schematic Plans or Work Matrix, then such increase in the Total TI Costs (i.e., the difference per square foot of Premises Rentable Area between the Total TI Costs per square foot of Premises Rentable Area and $324.50 per square foot of Premises Rentable Area) shall be Excess Costs (but shall not constitute a Tenant Delay) and shall be paid by first applying any unused amount, following the final determination of the costs of Tenant’s Work, of the Contingencies and then paid by Tenant; and (ii) to the extent that the increase in costs is not attributable to a change in the scope of Tenant’s Work from that shown on or contemplated by the Schematic Plans or Work Matrix and/or to additional design elements, or a change to design elements, of Tenant’s Work beyond those shown on or contemplated by the Schematic Plans or Work Matrix, then such increase in the Total TI Costs (i.e., the difference per square foot of Premises Rentable Area between the Total TI Costs per square foot of Premises Rentable Area and $324.50 per square foot of Premises Rentable Area) shall be paid by Landlord. If the Total TI Costs per rentable square foot are less than the Maximum Turnkey Amount for any reason, then Annual Fixed Rent per square foot of Premises Rentable Area per annum as set forth in Section 1.1 above shall be decreased by the amount necessary to amortize such difference between $324.50 and the actual Total TI Costs on a rentable square foot basis over a seventy-two (72) month period with interest at the rate of eight percent (8%) per annum. For the avoidance of doubt, if the actual Total TI Costs as finally determined are $320.50 per rentable square foot, Annual Fixed Rent would be adjusted to provide for a Financed Fit-Out Rent of $38.08 per rentable square foot per annum (as opposed to

$38.92 per rentable square foot per annum), and the Financed Fit-Out Rent schedule set forth on Exhibit M shall be appropriately adjusted to reflect such change. Following completion of

Tenant’s Work and the final calculation of the Total TI Costs, Landlord shall deliver the Final Accounting to Tenant and the parties shall promptly execute an amendment to this Lease that makes such changes thereto as shall be required as a result thereof.

3.7
Tenant Delay; Force Majeure. A “Tenant Delay” shall be any actual delay in the Substantial Completion of Landlord’s Work to the extent caused directly and solely by (i)

Tenant’s failure to submit Tenant’s Interim Plans by the Design Submission Date and/or Tenant’s Plans by the Plan Submission Date or to provide to Landlord any Permit

Documentation required to be submitted in connection with the application for a building permit for Tenant’s Work within the timeframes set forth herein for delivery of the same, (ii) any delay due to any Change Proposals or Tenant Approved Long Lead Items (except to the extent due to Landlord’s or Landlord’s Contractor’s failure to timely order the Tenant Approved Long Lead Items or to the extent such Long Lead Items are included in or contemplated by the Schematic Plans or the Work Matrix) and any delays due to any errors, defects, discrepancies or inconsistencies in Tenant’s Plans, (iii) failure of Tenant’s Plans to comply with applicable laws, codes or regulations or any failure of Tenant or Tenant’s architect to respond to requests within the time period set forth in this Article 3, (iv) any delay due to Tenant’s or Tenant’s vendors or contractors accessing the Premises or the Building prior to the Commencement Date (except as permitted in accordance with Section 3.8), provided, however, that the contractors performing

Landlord’s Work and Tenant’s Work shall not be deemed to be Tenant’s vendor or contractor, and any interference by Tenant or anyone acting under Tenant with the performance of

Landlord’s Work or Tenant’s Work, (v) Tenant’s failure to have completed the installation of its security systems, audio-visual equipment, furniture, and/or lab equipment prior to the date on which Landlord’s Work and Tenant’s Work would have been Substantially Complete but for such failure, or (vi) any other negligent or wrongful act or omission by Tenant, its employees, agents or contractors. The Delivery Date shall automatically be extended for the period of any delays caused by Tenant Delay(s) or Force Majeure so long as Landlord shall have provided written notice thereof to Tenant in a timely manner as provided in Section 3.1 above. Tenant shall pay to Landlord, as Additional Rent, the amount of any increase in the cost of Landlord’s Work or Tenant’s Work due to Tenant Delay (such amounts being the “Excess Costs”) exceeds the unused Contingencies, within thirty (30) days after notice from Landlord given together with reasonable supporting documentation establishing such Excess Cost.

“Force Majeure” shall be defined as any strike or other labor trouble, fire, flood or other casualty, breakage, accident, repairs, unusually severe weather, governmental preemption of priorities or other controls in connection with a national or other public emergency, governmental moratoria, or inaction of governmental authority (or shortages of fuel, supplies or labor resulting therefrom), war, civil commotion, labor or transportation difficulties, inability to obtain supplies outside Landlord’s or Tenant’s reasonable control, or any other cause, whether similar or dissimilar, beyond Landlord’s reasonable control; excluding, however, any financial difficulties.

The provisions of this Section 3.7 shall be subject to the second sentence of Section 3.4

3.8
Early Access. At such point as, in Landlord’s reasonable judgment, Landlord’s Work and Tenant’s Work have proceeded to such point where Tenant may install its cabling, furniture, fixtures and equipment in the Premises without interfering with the performance of Landlord’s Work or Tenant’s Work (and provided Landlord shall have received a copy of each of Tenant’s insurance policies or certificates of insurance therefor pursuant to Subsection 4.4 hereof), Landlord shall so notify Tenant and from and after such date of notification Tenant and its contractors shall have access to the Premises for the purposes of installing the same in preparation for Tenant’s occupancy of the Premises; provided, however, that Landlord shall use reasonable efforts to provide Tenant and its contractors with such access at least sixty (60) days’ prior to the date on which Landlord reasonably expects to achieve Substantial Completion of

Landlord’s Work and Tenant’s Work. In connection with such access, Tenant agrees (i) to cease promptly upon notice from Landlord any activity or work which has not been approved by Landlord (where such approval is required) or is not in compliance with the provisions of this

Lease or which shall interfere with or delay the performance of Landlord’s Work or Tenant’s Work, and (ii) to comply and cause its contractors to comply promptly with all reasonable procedures and regulations prescribed by Landlord from time to time for coordinating work being performed by Landlord and work being performed by Tenant, each with the other and with any other activity or work in the Building including, without limitation, the use of labor which shall work in harmony with all other contractors performing work at the Building. Such access by Tenant shall be deemed to be subject to all of the applicable provisions of this Lease as if the term had commenced, except that (i) there shall be no obligation on the part of Tenant solely because of such access to pay any Annual Fixed Rent or Additional Rent for Taxes or Operating Costs for any period prior to the Rent Commencement Date, and (ii) Tenant shall not be deemed thereby to have taken or accepted possession of the Premises or any portion thereof. If Tenant fails or refuses to comply or cause its contractors to comply with any of the obligations described or referred to above, then Landlord shall give written notice thereof to Tenant, and Tenant shall use diligent efforts to comply and cause its contractors to comply, and if such non-compliance is not cured within two (2) Business Days after Landlord’s written notice to Tenant, Landlord may revoke Tenant’s rights of access to the Premises until the Commencement Date.

3.9
Construction Representatives. Both Landlord and Tenant shall appoint one individual as its “Construction Representative” who is authorized to act on its behalf in connection with any matters arising pursuant to this Article 3. The Construction Representative may be changed from time to time by notice hereunder from the then current Construction Representative to the other party’s Construction Representative or by notice from Landlord or Tenant pursuant to Section 10.1. The initial Construction Representatives shall be Nat Wysor of Redgate (Landlord) and Steve Conti (Tenant). Notwithstanding Section 10.1, any notices or other communication under this Article 3 may be made by letter or other writing sent by U.S.

mail, facsimile or email, provided the communication is made by one party’s Construction Representative to the other party’s Construction Representative.

Article 4

Rent, Additional Rent, Insurance and Other Charges

4.1
The Annual Fixed Rent. Tenant shall pay Annual Fixed Rent to Landlord, or as otherwise directed by Landlord, without offset, abatement (except as provided in Sections 1.1 and 5.2 and Article 7), deduction or demand. Beginning on the Rent Commencement Date, Annual Fixed Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the term of this Lease, at the Account for Payment of Rent, or at such other place as Landlord shall from time to time designate by notice, by check drawn on a domestic bank.

The monthly payment of Annual Fixed Rent for any partial month at the expiration or earlier termination of the term of this Lease shall be prorated on a daily basis (based on a 30-day month), and if Annual Fixed Rent commences on a day other than the first day of a calendar month, the first monthly payment which Tenant shall make to Landlord shall be payable on the date Annual Fixed Rent commences and shall be equal to such pro-rated amount plus the monthly installment of Annual Fixed Rent for the succeeding calendar month.

Tenant shall have the right, in Tenant’s sole discretion, and from time to time, to pre-pay all or any portion of the principal portion of the Financed Fit-Out Rent, without penalty, cost, fee or premium. The Financed Fit-Out Rent set forth in the table in Section 1.1 above was calculated by amortizing the principal amount of Seven Million Eight Hundred Seventy-Seven Thousand Three Hundred and 00/100 Dollars ($7,877,300.00) over a seventy-two (72) month period (such that the Financed Fit-Out Rent shall be payable during the Original Term only), commencing on the Rent Commencement Date, and such amortization was calculated on a monthly basis using an eight percent (8%) interest rate. Attached hereto as Exhibit M is the amortization schedule for the Financed Fit-Out Rent. Upon any partial prepayment of the principal portion of the Financed Fit-Out Rent, the Financed Fit-Out Rent for the remainder of the Original Term shall be recalculated by amortizing the remaining principal amount of the Financed Fit-Out Rent, after applying the amount of prepayment, over the remaining full calendar months in the Original Term, and such amortization shall be calculated on a monthly basis using an eight percent (8%) interest rate. For example, if Tenant makes a prepayment of

$2,000,000 at the end of the twenty-fourth (24th) month following the Rent Commencement Date (i.e., as of the end of Month 28 in the rent schedule set forth in Section 1.1), Annual Fixed Rent shall be adjusted, commencing as of Month 29 in the rent schedule set forth in Section 1.1, to provide for a Financed Fit-Out Rent of $25.16 per rentable square foot per annum (as opposed to

$38.92 per rentable square foot per annum), and the Financed Fit-Out Rent schedule set forth on Exhibit M shall be appropriately adjusted to reflect such change. Within ten (10) Business Days after Tenant delivers a prepayment of the Financed Fit-Out Rent to Landlord, Landlord and Tenant shall enter into an amendment of this Lease memorializing the reduction in the amount of the Financed Fit-Out Rent and the Annual Fixed Rent. Within ten (10) Business Days after Tenant has paid the principal portion of the Financed Fit-Out Rent in full, Landlord and Tenant shall enter into an amendment of this Lease acknowledging that Tenant’s obligation to pay the Financed Fit-Out Rent has been satisfied in full and the reduction in the Annual Fixed Rent.

4.2
Additional Rent. Commencing on the Rent Commencement Date, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Percentage of Taxes and Operating Costs as provided in Sections 4.2.1 and 4.2.2 and all other charges and amounts payable by or due from

Tenant to Landlord (all such amounts referred to in this sentence being “Additional Rent”). If the Building becomes part of a larger development or project which has shared Operating Costs and/or Taxes, Operating Costs and/or Taxes, as applicable, attributable in part to the Building and in part to other portions of such development or project shall be allocated to the Building and said other portions of the project or development an equitable basis.

4.2.1
Real Estate Taxes. Commencing on the Rent Commencement Date, Tenant shall pay to Landlord, as Additional Rent, Tenant's Percentage of Taxes (as hereinafter defined) assessed against the Property (or estimated to be due by governmental authority) for any Operating Year during the term of this Lease (Tenant's Percentage of Taxes being "Tenant's Tax Obligation").

Tenant shall pay to Landlord, as Additional Rent, commencing on the Rent Commencement Date and thereafter on the first day of each calendar month during the term but otherwise in the manner provided for the payment of Annual Fixed Rent, estimated payments on account of Tenant's Tax Obligation, such monthly amounts to be sufficient to provide Landlord by the time Tax payments are due or are to be made by Landlord a sum equal to Tenant's Tax Obligation, as reasonably estimated by Landlord from time to time on account of Taxes for the then current Operating Year. If the total of such monthly remittances for any Operating Year is greater than Tenant's Tax Obligation for such Operating Year, Landlord shall credit such overpayment against Tenant's subsequent obligations on account of Taxes (or promptly refund such overpayment if the term of this Lease has ended and Tenant has no further obligations to Landlord); if the total of such remittances is less than Tenant's Tax Obligation for such Operating Year, Tenant shall pay the difference to Landlord within thirty (30) days after being so notified by Landlord.

If, after Tenant shall have made all payments due to Landlord pursuant to this Subsection 4.2.1, Landlord shall receive a refund of any portion of Taxes as a result of an abatement of such Taxes by legal proceedings, settlement or otherwise (without either party having any obligation to undertake any such proceedings), Landlord shall pay or credit to Tenant Tenant’s Percentage of that percentage of the refund (after first deducting any expenses, including attorneys’, consultants’ and appraisers’ fees, incurred in connection with obtaining any such refund) which equals the percentage of the applicable Tax Year included in the term hereof, provided however, in no event shall Tenant be entitled to receive more than the sum of payments actually made by Tenant on account of Taxes with respect to such Tax Year.

In the event that the Rent Commencement Date shall occur or the term of this Lease shall expire or be terminated during any Tax Year, or should the Tax Year or period of assessment of real estate taxes be changed or be more or less than one (1) year, or should Tenant’s Percentage be modified during any Tax Year due to a change in the rentable area of the Building and/or the Premises or otherwise, as the case may be, then the amount of the monthly payment of Tax Excess which may be otherwise payable by Tenant as provided in this Subsection 4.2.1 shall be pro-rated on a daily basis based on a 30-day month.

“Taxes” shall mean all taxes, assessments, excises and other charges and impositions which are general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind or nature which are levied, assessed or imposed by any governmental authority upon or against or with respect to the Property, Landlord or the owner or lessee of personal property used by or on behalf of Landlord in connection with the Property, or taxes in lieu thereof, and additional types of taxes to supplement real estate taxes due to legal limits imposed thereon. If, at any time, any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord, either wholly or partially in substitution for, or in addition to, real estate taxes assessed or levied on the Property, such tax or excise on rents from the Property shall be included in Taxes; however, Taxes shall not include franchise, estate, inheritance, income (except to the extent that a tax on income or revenue is levied solely on rental revenues and not on other types of income and then only from rental revenue generated by the Property) or capital levy taxes assessed on Landlord. Taxes also shall include all reasonable, out-of-pocket court costs, attorneys’, consultants’ and accountants’ fees, and other expenses reasonably incurred by Landlord in connection with any efforts to obtain abatements or reduction of Taxes for any year within the Term. Landlord shall account for such expenses and for any reduction in Taxes in the year in which such expenses were incurred or the year in which such tax reduction was granted, as applicable, and if such reduction affects more than one (1) year, the expenses shall be amortized over each year for which a reduction is granted. Taxes shall include any estimated payment made by Landlord on account of a fiscal tax period for which the actual and final amount of taxes for such period has not been determined by the governmental authority as of the date of any such estimated payment.

4.2.2
Operating Costs. Commencing on the Rent Commencement Date, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Percentage of all Operating Costs, as hereinafter defined, paid or incurred by Landlord with respect to the Property in any twelve-

month period established by Landlord (an “Operating Year”) during the term of this Lease (Tenant’s Percentage of Operating Costs being “Tenant’s Operating Cost Obligation”). Tenant shall pay to Landlord, as Additional Rent, commencing on the Rent Commencement Date and thereafter on the first day of each calendar month during the term but otherwise in the manner provided for the payment of Annual Fixed Rent, estimated payments on account of Tenant’s Operating Cost Obligation, such monthly amounts to be sufficient to provide to Landlord, by the end of each Operating Year, a sum equal to Tenant’s Operating Cost Obligation for such Operating Year, as estimated by Landlord from time to time. Within one hundred twenty (120) days after the end of each Operating Year during the term, Landlord shall furnish to Tenant an itemized statement setting forth the amount of Operating Costs for the preceding Operating Year and a computation of Tenant’s Operating Cost Obligation, prepared and computed in accordance with then prevailing customs and practices of the real estate industry, consistently applied. Any such year-end statement by Landlord relating to Operating Costs shall be final and binding upon Tenant unless it shall give a Tenant’s Audit Notice, as defined below. If, at the expiration of each Operating Year in respect of which monthly installments on account of Tenant’s Operating Cost Obligation shall have been made as aforesaid, the total of such monthly remittances is greater than Tenant’s Operating Cost Obligation for such Operating Year, Landlord shall credit such overpayment against Tenant’s subsequent obligations on account of Operating Costs (or promptly refund such overpayment if the term of this Lease has ended and Tenant has no further obligation to Landlord); if the total of such remittances is less than Tenant’s Operating Cost Obligation for such Operating Year, Tenant shall pay the difference to Landlord within thirty

(30) days after being so notified by Landlord.

Any cost not included in a year-end statement of Operating Costs (each an “Omitted Cost”) within twenty-four (24) months of the date any such Omitted Cost has been incurred shall not be payable by Tenant. Further, if (a) such Omitted Cost is a capital item subject to amortization as provided below, the Omitted Cost will be amortized over the remainder of the useful life of such capital items, and (b) such Omitted Cost is not a capital item subject to amortization and the amount of the Omitted Cost exceeds $25,000.00, one-half (1/2) of such Omitted Cost shall be due from Tenant over each of the next two (2) Operating Years, without interest.

In the event that the Rent Commencement Date shall occur or the term of this Lease shall expire or be terminated during any Operating Year or Tenant’s Percentage shall be modified during any Operating Year due to a change in the rentable area of the Building and/or the Premises or otherwise, as the case may be, then the monthly payment amount of Operating Cost Excess which may be payable by Tenant as provided in this Subsection 4.2.2 shall be pro-rated on a daily basis based on a 30-day month.

“Operating Costs” shall include, without limitation, all reasonable costs and expenses paid or incurred for the operation, cleaning, management, maintenance, repair, upkeep and security of the Property, including, without limitation:

(i)
all salaries, wages, fringe benefits, payroll taxes and workmen’s compensation insurance premiums related thereto and all other costs paid or incurred with respect to employment of personnel engaged in operation, administration, cleaning, maintenance, repair, upkeep and security of the Property (but only at the level of General Manager and below) including, without limitation, supervisors, property managers, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers;

(ii)
all utilities and other costs related to provision of heat (including oil, steam and/or gas), electricity, air conditioning, and water (including sewer charges) and other utilities to the Property (exclusive of reimbursement to Landlord for any of same received as a result of direct billing to any tenant of the Building);

(iii)
all costs, including supplies, material and equipment costs, for cleaning and janitorial services to the Property, the Building and, if applicable, adjacent walks and ways (including, without limitation, trash removal and interior and exterior window cleaning), and interior and exterior landscaping and pest control (but excluding any cleaning, janitorial and trash removal services for individual tenant spaces that is not performed for all tenants);

(iv)
the cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be suitably prorated among the Property and such other properties;

(v)
all costs and premiums for fire, casualty, rental income, liability and such other insurance as may be maintained from time to time by Landlord relating to the Property and premiums for fidelity bonds covering persons having custody or control over funds or other property of Landlord relating to the Property;

(vi)
all costs of maintaining, repairing, decorating, operating, administering, inspecting and protecting the Property (including, without limitation, lighting, installation, maintenance, repair and alteration of signs, snow removal on the Property and adjacent walks and ways, paving, patching and restriping of parking areas and operation, maintenance, replacement (subject to the limitation on capital expenditures below) and repair of heating, ventilating and air conditioning equipment, fire protection and security systems, elevators, roofs, parking areas and any other common Building equipment, systems or facilities), and all costs of structural and other repairs and replacements (other than repairs which are reimbursable from contractors, insurance, other tenants of the Building or from others and other than repairs excluded from Operating Costs as provided below) necessary to keep the Property in good working order, repair, appearance and condition;

(vii)
costs of compliance (but with respect to capital expenditures subject to the limitation below) with any laws, rules, regulations, ordinances, agreements (including, without limitation, the Mobility Management Plan (as defined in Subsection 6.1.2 below) and any similar plans and agreements) or standards applicable to the Building or the Property, which conformance is not the responsibility of any tenant of the Building, and which Landlord elects or is required to perform;

(viii)
all costs incurred in connection with the administration and supervision of all matters referred to in items (a) through (g) hereof and in performing

Landlord’s obligations under Article 5, including Landlord’s office overhead costs provided that, if any such administrative or supervisory personnel are also employed on other property of Landlord, such cost of compensation shall be suitably prorated among the Property and such other properties; and

(ix)
management fee of up to three (3%) percent of base rents (excluding any component of base rents that is expressly attributable to leasehold improvements or construction allowances or the cost of Landlord’s construction obligations including, but not limited to, the Financed Fit-Out Rent) payable by tenants of the Property.

If, during the term of this Lease, Landlord, in its sole discretion, installs a new or replacement capital item for the purpose of (i) complying with any law, rule, regulation, order or ordinance, or any amendment thereto or interpretation thereof, first enacted after the Commencement Date or (ii) reducing (or avoiding increases in) Operating Costs otherwise relating to the operation of the Building, the cost of such item amortized on a straight line basis over its useful life and in accordance with generally accepted accounting principles (“GAAP”)

with interest at the “Prime Rate” (as published in the Wall Street Journal or comparable financial publication reasonably selected by Landlord) plus two percent (2%) shall be included in Operating Costs; provided, however, that the annual amortized costs of the capital item in clause

(ii) of this sentence included in Operating Costs shall not exceed the actual annual savings resulting from such expenditure. Notwithstanding the foregoing, replacements of the structural elements of the Building (including the Parking Facility, as defined in Section 5.5 below) including the roof, structural columns, floor slabs and exterior walls thereof, which replacements would properly be categorized as capital expenditure according to generally accepted accounting principles, shall not be included in Operating Costs.

Notwithstanding the foregoing or anything to the contrary herein, Operating Costs shall not include (i) any costs or expenses incurred by Landlord in the construction and development of the Building, including construction for tenants and/or costs to prepare, renovate, repaint, redecorate or perform any other work in any space leased to an existing tenant or prospective tenant of the Building; (ii) payments of principal, interest or other charges on mortgages;

(iii) costs for categories of services provided to other tenants but not to Tenant and the costs of any subsidies provided to any other tenants that are not provided to Tenant; (iv) intentionally omitted; (v) costs incurred in connection with the making of repairs or replacements which are the obligation of another tenant or occupant of the Building; (vi) advertising, marketing, promotional, public relations or brokerage fees, commissions or expenditures; (vii) interest or penalties for any failed or untimely payments by Landlord under any contract or agreement;

(viii) costs (including, without limitation, attorneys’ fees and disbursements) incurred in connection with any judgment, settlement or arbitration award resulting from any gross negligence or willful misconduct of Landlord or its agents; (ix) costs of electricity or utilities furnished directly to any premises of other tenants of the Building where such utility is separately metered to such premises or such tenant pays a separate charge therefor; (x) costs incurred in connection with Landlord’s preparation, negotiation, dispute resolution and/or enforcement of leases, including court costs and attorneys’ fees and disbursements in connection with any summary proceeding to dispossess any other tenant, or incurred in connection with disputes with prospective tenants, leasing agents, purchasers or mortgagees; (xi) costs of repairs, restoration or replacements occasioned by fire or other casualty, or caused by the exercise of the right of eminent domain (other than commercially reasonable deductibles or commercially reasonable self-insured retention amounts, which amounts shall be included in Operating Costs);

(xii) legal and other professional fees relating to matters which are excluded from Operating Costs for the Building; (xiii) costs to make improvements, alterations and additions to the Building which are required in order to remedy violations of laws, rules, orders, regulations and/or directives that existed on the Commencement Date; (xiv) depreciation; (xv) amounts other than the management fee specified above paid to subsidiaries or Affiliates of Landlord for services rendered to the Building to the extent such amounts exceed the competitive costs for delivery of such services were they not provided by such related parties; (xvi) expenditures for new or replacement capital items other than those which are expressly permitted above; (xvii) expenses incurred by Landlord in connection with any financing, sale or syndication of the Building or any portion thereof; (xviii) interest, principal, points and fees, amortization or other costs associated with any debt and rent payable under any lease to which this Lease is subject and all costs and expenses associated with any such debt or lease and any ground lease rent, irrespective of whether this Lease is subject or subordinate thereto; (xix) expenditures for the replacement of any item covered by installation of or any warranty (to the extent of the coverage of such warranty); (xx) costs to correct any penalty or fine incurred by Landlord due to Landlord’s or its employees, agents or contractors violation of any federal, state, or local law or regulation and any interest or penalties due for late payment by Landlord of any of the Operating Costs; (xxi) the wages of any employee for services not related directly (in whole or part) to the management, maintenance, operation and repair of the Building provided that if such employee is also employed on other property of Landlord, such wages shall be suitably prorated among the Building and such other properties; (xxii) Landlord’s general corporate overhead and administrative expenses except to the extent related to the Building; (xxiii) reserves; (xxiv) costs to the extent that another party compensates or pays so that Landlord shall not recover any item of cost more than once; (xxv) costs of correcting any latent defects or original design defects in the Building’s construction, materials, or equipment during the Original Term, Landlord agreeing to use reasonable efforts to determine whether any required repairs are due to latent defects or original design defects; (xxvi) costs of correcting any damage caused by any subway or mass transit line; (xxvii) cost of any repair, replacement or correction due to the Building, including but not limited to the roof and the foundation, not being in good condition and repair as of the Commencement Date; and (xxviii) the cost of investigating or monitoring of site conditions, repair cleanup, containment, remediation, removal or restoration work or detoxification of the Property as provided in Section 5.6 below. In addition, and notwithstanding anything to the contrary herein, Tenant shall not be responsible for any Operating Costs that are specifically incurred in connection with subsidizing, improving, installing, managing, operating, maintaining, repairing or replacing any components of the Building (including the Common Areas) that are dedicated exclusively to retail use.

In addition, if during any portion of any Operating Year for which Operating Costs are being computed, less than ninety-five percent (95%) of the rentable area of the Building was leased to tenants or if Landlord is supplying less than ninety-five percent (95%) of the rentable area of the Building with the services and utilities being supplied hereunder, Landlord may, at its option, reasonably project, on an item-by-item basis, consistently applied, the Operating Costs that would have been incurred if ninety-five percent (95%) of the Building were occupied for such Operating Year and such services and utilities were being supplied to ninety-five percent (95%) of the rentable area of the Building, and such projected amount shall, for the purposes hereof, be deemed to be the Operating Costs for such Operating Year.

Upon the written request of Tenant (“Tenant’s Audit Notice”), and provided Tenant shall have paid all amounts invoiced by Landlord on account of Operating Costs for the applicable Operating Year, Tenant shall have the right to examine Landlord’s books and records applicable to Operating Costs for such Operating Year, provided such review is commenced within one hundred and twenty (120) days of Tenant’s receipt of Landlord’s final statement of Operating Costs for the applicable Operating Year (the “Final Statement”) and thereafter undertaken by Tenant or its accountants (provided such accountants are compensated (i) at an hourly rate, (ii) on a flat fee basis or (iii) on contractual basis where one-half (1/2) of the fee is on a flat fee basis and one-half (1/2) of the fee is on a contingency fee basis where such contingency fee does not exceed 200% of the flat fee) with due diligence. Such right to examine the records shall be exercisable upon reasonable advance notice to Landlord and at reasonable times during Landlord’s business hours. If Tenant objects to Landlord’s accounting of any Operating Costs, Tenant shall, on or before the date one hundred and eighty (180) days following receipt of the Final Statement, notify Landlord that Tenant disputes the correctness of such accounting, specifying the particular line items which Tenant claims are incorrect otherwise, Tenant shall be deemed to have waived any and all objections to such Final Statement. Tenant shall pay all costs of the audit, provided, however, if it is determined that Tenant overpaid Additional Rent for Operating Costs by more than four percent (4%) for the year in question, Landlord shall reimburse Tenant for all reasonable costs of the audit, not to exceed Ten Thousand Dollars and 00/100 ($10,000.00) for a particular audit, and the amount of the overcharge shall be credited against Tenant’s next payment of Operating Costs (or refund such amount to Tenant within thirty

(30) days if the Term has ended and Tenant has no further obligations to under this Lease). If the audit shall determine that Tenant was undercharged for the Landlord’s Operating Costs, Landlord may invoice Tenant for such amount and Tenant shall pay the amount of such undercharge to Landlord within thirty (30) days after receipt of such invoice. If the audit shows that Tenant overpaid Additional Rent for Operating Costs by more than four percent (4%), Tenant shall have the right to review and audit Operating Costs for the prior three (3) years.

4.3
Personal Property and Sales Taxes. Tenant shall pay all taxes charged, assessed or imposed upon the personal property of Tenant and all taxes on the sales of services or inventory, merchandise and any other goods by Tenant in or upon the Premises.

4.4
Insurance.

4.4.1
Insurance Policies. Tenant shall, at its sole cost and expense, take out and maintain, or cause to be maintained, throughout the term of this Lease or as otherwise included in this Section 4.4 or as otherwise noted in this Lease, the following insurance:

4.4.1.1
Commercial general liability covering the Premises, insuring Tenant against any liability arising out of the use, occupancy, or maintenance of the Premises, with such insurance written on an ISO occurrence form CG 00 01 04 13 (or a substitute form providing equivalent coverage) including coverage for broad form contractual liability (which shall include coverage for Tenant’s indemnification obligations under this Lease), bodily injury (including death and mental anguish), third-party property damage, fire legal liability, host liquor liability, premises and operations. The minimum limits of insurance shall be no less than $1,000,000 per occurrence, $2,000,000 general aggregate, and $1,000,000 personal and advertising injury, with such per occurrence and general aggregate limits applying on a per location basis, and with such coverage including

Tenant as a Named Insured. Landlord, Landlord’s Agent, and the holder of any mortgage on the Premises or Property, as set out in a notice from time to time, along with

Landlord’s and Landlord’s Agents’ directors, officers, principals, members, partners, shareholders, employees, successors, and assigns (collectively, including Landlord, “Landlord Insureds”) shall be named as additional insureds as their interests may appear. Such additional insured status must be afforded to the fullest extent permitted by law by way of the ISO CG 20 11 04 13 endorsement (or its equivalent). Such insurance shall include a separation of insureds endorsement, shall be primary and not contributing with or in excess of coverage that the Landlord or Landlord Insureds may carry, and shall be endorsed to provide a waiver of subrogation in favor of the Landlord Insureds by means of the ISO CG 24 04 endorsement (or its equivalent). No policy maintained by Tenant under this Section 4.4.1 shall contain a deductible greater than $5,000;

4.4.1.2
Products and completed operations insurance with aggregate limits of

$10,000,000. Such insurance shall include the Landlord Insureds as an additional insured and shall provide a waiver of subrogation in favor of the Landlord. Such insurance shall be maintained for a period of time under which a claim may be properly asserted under the applicable statute of limitations or repose;

4.4.1.3
Worker’s compensation insurance with statutory limits covering all of Tenant’s employees working on the Premises and employer’s liability insurance with minimum limits of $1,000,000 each employee per accident, $1,000,000 each employee by disease, and $1,000,000 policy limit by disease and such insurance shall include a waiver of subrogation in favor of the Landlord Insureds;

4.4.1.4
Property insurance on a “replacement cost” basis with an agreed value endorsement covering all of Tenant’s personal property, including, but not limited to, furniture, furnishings, fixtures and equipment and other personal property located at the Premises or otherwise brought to the Premises by Tenant and anyone acting under Tenant, (collectively, Tenant’s Property) and any improvements and betterments that

Tenant (“Tenant’s Improvements”) makes to the Premises after taking possession of Premises. Such insurance shall be written on a special cause of loss property insurance form. Such insurance shall include coverage for sprinkler leakage, leakage from any window or sill, and water damage, including bursting, leakage, or stoppage of any pipes, provided that such coverage is commercially available and Landlord does not otherwise approve Tenant’s insurance without such coverage. Such insurance shall not include a deductible of greater than $10,000 unless otherwise approved by Landlord. In the event of a loss at the Premises whereby Tenant’s Improvements are damaged, Tenant shall use any applicable insurance proceeds for the repair or replacement of the Tenant’s Improvements at the Premises. The Landlord shall have no interest in the insurance covering the Tenant’s Property and will not carry insurance on the Tenant’s Property; however, Landlord will sign all documents reasonably necessary in connection with the settlement of any claim or loss on behalf of the Tenant;

4.4.1.5
Business income and extra expense insurance covering no less than twelve months of Rent payable by Tenant under this lease, with such coverage including a 365- day extended period of indemnity endorsement;

4.4.1.6
Commercial automobile insurance with limits of $1,000,000 combined single limit covering losses for bodily injury and property damage, for all owned, hired & nonowned vehicles. Landlord shall not be held responsible for any physical damage sustained by the vehicles while parked on or around the Property;

4.4.1.7
Umbrella / excess liability insurance, written on a follow-form basis in excess of the commercial general liability, commercial automobile liability, and employers liability insurance required herein with minimum limits of $10,000,000 per occurrence and $10,000,000 general aggregate. Such insurance shall not be more restrictive than the underlying applicable insurance policy and must not include any exclusion or limitation that the coverage provided by such policy is primary to, and non- contributory with, any other insurance of Landlord Insureds, whether such other insurance is primary, excess, self insurance, or on any other basis. Said umbrella / excess liability coverage must be vertically exhausted where it is not subject to any “other insurance” provision under Tenant’s commercial general liability, commercial automobile liability, employers liability, or umbrella / excess insurance policies;

4.4.1.8
Employment practices liability insurance with minimum limits of

$1,000,000 per claim and in the annual aggregate, providing coverage for employment- related claims made by employees and by third parties, with third party coverage provided by endorsement, including, but not limited to, claims for discrimination, wrongful termination, and harassment. Said policy must include full prior acts coverage or a retroactive date not later than the date of the Lease; and

4.4.1.9
Such other insurance, in such amounts, as Landlord shall determine are customarily carried in the area in which the Property is located for premises similar to the Premises which are used for similar purposes and which are located in properties comparable to the Building.

4.4.2
Requirements. All policies of insurance required in this Lease and maintained by Tenant shall contain deductibles and self-insured retentions not in excess of that reasonably approved by Landlord, or as otherwise required herein or approved by Landlord, and no Landlord Insureds will be responsible for any deductible or self-insured retentions under insurance policies maintained by the Tenant. All such policies of insurance required in this Lease shall be primary and noncontributory with respect to any insurance policies carried by Landlord or Landlord Insureds, whether by such language being specifically included or endorsed under the policy or otherwise, and such policies shall be obtained from insurers qualified to do business and in good standing in the Commonwealth of Massachusetts having a rating by A.M. Best Company of at least A-VIII or otherwise be acceptable to Landlord. Tenant shall, prior to the Commencement Date and thereafter, not less than ten (10) days prior to any policy expiration, deliver to Landlord a certificate of the insurance, representing that such policy has been issued and providing the coverage required by this Section and containing provisions specified herein. Tenant shall also deliver to Landlord copies of paid invoices or paid receipts of the policies required in this Section no later than thirty (30) days after the renewal date. Each such policy required in this Section shall include a notice of cancellation endorsement in favor of the Landlord, whereby Landlord shall be notified of cancellation of any policies with at least thirty (30) days prior written notice thereto, with the exception of ten (10) days for non-payment of premium. If any such notice of cancellation endorsement is not commercially available, then Tenant shall endeavor to provide Landlord with such notice. Any insurance required of Tenant under this Lease may be furnished by Tenant under a blanket policy carried by it provided that such blanket policy shall reference the Premises, shall guarantee a minimum limit available for the Premises equal to the insurance amounts required in this Lease, and shall provide coverage that is no less than what would otherwise be afforded to the Premises on a standalone policy of insurance that is only applicable to covering the Premises. Tenant shall provide Landlord with copies of all endorsements required in this Lease upon thirty (30) days written notice from Landlord. The failure of Landlord to demand evidence of insurance or to identify any deficiency in any insurance coverage required in this Lease will not be construed as a waiver by Landlord of Tenant’s obligation to comply with the insurance requirements of this Lease. If Tenant does not comply with any of the insurance requirements of this Lease, whether in Subsection 4.4.1,

Subsection 4.4.2, or otherwise, Landlord shall provide Tenant with at least fifteen (15) days written notice of such non-compliant coverage. If Tenant does not provide Landlord with evidence of coverage for any non-compliant coverage, then Landlord may, at its’ option and at Tenant’s expense, purchase such insurance coverage that is not compliant with the Lease.

Should Tenant at any time maintain higher limits than the minimum limits required herein, such higher limits shall be deemed required by this Lease for so long as such higher limits are maintained.

4.4.3
Vendors Insurance. In addition to the insurance Tenant is required to maintain under this Lease, Tenant shall require its vendors, consultants, and contractors entering the Building to maintain such insurance as Landlord shall reasonably determine to be necessary, and satisfactory evidence of such insurance must be delivered to Tenant prior to entry into the Building by such vendors, consultants, and contractors. Tenant shall have a written agreement with all vendors, consultants, and contractors in connection with the work or services to be performed at the Premises. Said agreement shall require each vendor, consultant, and contractor to provide certificates of insurance to Tenant promptly after Tenant’s request, and Tenant shall deliver the same to Landlord within five (5) business days after Landlord’s request.

4.4.4
Waiver of Subrogation. Subject to the foregoing provisions of this Subsection 4.4.4, and insofar as may be permitted by the terms of the property insurance policies carried by it, each party hereby releases the other with respect to any claim which it might otherwise have against the other party for any loss or damage to its property to the extent such damage is actually covered or would have been covered by policies of property insurance required by this Lease to be carried by the respective parties hereunder. In addition, Tenant agrees to exhaust any and all claims against its insurer(s) prior to commencing an action against Landlord for any loss covered by insurance required to be carried by Tenant hereunder.

Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage to person with respect to Tenant’s property, any leasehold improvements, the Building, the common areas of the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss, damage or injury is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

4.5
Utilities. Tenant shall during the term pay all (i) utility charges for those utilities to the Premises which are separately metered based on actual usage, and (ii) utility charges allocable to the Premises, without mark-up, for those utilities to the Premises which are submetered, and (iii) all charges for telephone and other services not supplied by Landlord pursuant to Subsections 5.1.1 and 5.1.2, whether designated as a charge, tax, assessment, fee or otherwise, all such charges to be paid as the same from time to time become due. Except as otherwise provided in this Section 4.5 or in Article 5, it is understood and agreed that Tenant shall make its own arrangements for the installation or provision of all utilities and services and that Landlord shall be under no obligation to furnish any utilities to the Premises.

Tenant acknowledges that Annual Fixed Rent does not include the cost of supplying utilities to the Premises. The Premises shall, as part of Tenant’s Work, be separately metered for electricity and Tenant shall contract directly with the public utility for a supply of electricity to the Premises and shall pay all bills therefor when due.

Tenant shall pay as Additional Rent all cost of water and gas supplied to the Premises as determined by Landlord by submetering or similar device and the cost of installing, operating, maintaining and repairing any meter or other device used to measure Tenant’s water and gas consumption and any cost incurred by Landlord in keeping account of or determining Tenant’s water and gas consumption. Alternatively, at Landlord’s option, Tenant shall pay Tenant’s Percentage of the charges for water and gas allocable to those portions of the Building leased or intended to be leased to tenants, within ten days of invoice therefor, provided however if some or all of the areas leased or intended to be leased to tenants are separately metered for water and/or gas, such Tenant’s Percentage for purposes of this Section 4.5 only shall be determined by dividing the rentable area of the Premises by the rentable area of the portions of the Building not separately metered for water and/or gas consumption, as the case may be.

4.6
Late Payment of Rent. If any installment of Annual Fixed Rent or any Additional Rent is not paid within five (5) days after the date the same is due, it shall bear interest (as Additional Rent) from the date due until the date paid at the Default Rate (as defined in Section 8.4). In addition, if any installment of Annual Fixed Rent or Additional Rent is unpaid for more than five (5) days after the date due, Tenant shall pay to Landlord a late charge equal to the greater of One Hundred Dollars ($100) or four percent (4%) of the delinquent amount. The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that would be incurred by Landlord in processing and administration of each delinquent payment by Tenant, but the payment of such late charges shall not excuse or cure any default by Tenant under this Lease. Absent specific provision to the contrary, all Additional Rent shall be due and payable in full thirty (30) days after demand by Landlord. Notwithstanding the foregoing, Landlord shall waive the aforesaid late charge as to any such late payment so long as there is not a Default of Tenant and such payment is made within five (5) Business Days following any required written notice to Tenant that such payment is past due and Tenant has not been more than five (5) Business Days late in paying any other amount due Landlord hereunder more than once within the calendar year in which such late payment has occurred.

4.7
Security Deposit. Within ten (10) Business Days following the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit. The Security Deposit shall be held by Landlord as security for the faithful performance of all the terms of this Lease to be observed and performed by Tenant. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord. Tenant shall cause the Security Deposit to be maintained throughout the term in the amount set forth in Section 1.1. Provided that as of the second (2nd) anniversary of the Commencement Date there are no uncured Defaults of Tenant under this Lease, the Security Deposit shall be reduced to by one-half such that it shall be equal to three (3) months of the Base Rent due per month for Months 5-16 as set forth in the schedule in Section 1.1, as the same may have been adjusted pursuant to Section 3.6 (leaving the Security Deposit at an amount equal to three (3) months of the Base Rent due per month for Months 5-16 as set forth in the schedule in Section 1.1). If Tenant shall be entitled to a reduction in the Security Deposit as aforesaid, Tenant may deliver either an amendment to the Letter of Credit or a new Letter of Credit in the amount of then applicable Security Deposit.

If the Annual Fixed Rent or Additional Rent payable hereunder shall be overdue and unpaid or should Landlord make any payment on behalf of the Tenant, or Tenant shall fail to perform any of the terms of this Lease, then Landlord may, at its option and without notice or prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply the entire Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of Annual Fixed Rent, Additional Rent or other sums or loss or damage sustained by Landlord due to such breach by Tenant, provided that Landlord shall not appropriate and apply the Security Deposit on account of any breach of this Lease by Tenant unless Tenant’s breach of this Lease shall have ripened into a Default of Tenant (i.e. after any applicable notice and expiration of any applicable cure period); and Tenant shall forthwith upon demand restore the Security Deposit to the amount stated in Section 1.1. Notwithstanding the foregoing, upon the application by Landlord of all or any portion of the Security Deposit (with or without notice thereof to Tenant) to compensate Landlord for a failure by Tenant to pay any Annual Fixed Rent or Additional Rent when due or to perform any other obligation hereunder, and until Tenant shall have restored the Security Deposit to the amount required by Section 1.1, Tenant shall be deemed to be in default in the payment of Additional Rent for purposes of Section 8.1(a)(I) hereof. So long as Tenant shall not be in default of its obligations under this Lease, Landlord shall return the Security Deposit, or so much thereof as shall have not theretofore been applied in accordance with the terms of this Section 4.7 (and less any amounts Landlord shall estimate shall be due from Tenant following year-end reconciliation of Operating Costs and Taxes) to Tenant within thirty (30) days following the expiration or earlier termination of the term of this Lease and the surrender of possession of the Premises by Tenant to Landlord in accordance with the terms of this Lease. While Landlord holds the Security Deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord’s other funds, provided that Landlord keeps an accounting of the Security Deposit. If Landlord conveys Landlord’s interest under this Lease, the Security Deposit, or any part thereof not previously applied, shall be turned over by Landlord to Landlord’s grantee, and Tenant shall look solely to such grantee for proper application of the Security Deposit in accordance with the terms of this Section 4.7 and the return thereof in accordance herewith. The holder of a mortgage on the Property shall not be responsible to Tenant for the return or application of the Security Deposit, whether or not it succeeds to the position of Landlord hereunder, unless such holder actually receives the Security Deposit.

Tenant shall post the Security Deposit in the form of a letter of credit (the “Letter of Credit”) (which shall be in the form attached as Exhibit K or such other form reasonably approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and which satisfied the requirements of this paragraph), which shall (a) be unconditional and irrevocable and otherwise in form and substance reasonably satisfactory to Landlord; (b) permit multiple draws; (c) be issued by a commercial bank reasonably acceptable to Landlord from time to time; (d) be made payable to, and expressly transferable and assignable at no charge by, Landlord; (e) be payable at sight upon presentment of a sight draft accompanied by a certificate of Landlord stating either that there is a Default of Tenant or that Landlord is otherwise permitted to draw upon such Letter of Credit under the express terms of this Lease, and the amount that Landlord is owed (or is permitted to draw) in connection therewith; and (f) expire not earlier than thirty (30) days following the expiration of the term of this Lease, provided however such Letter of Credit may expire one (1) year following date of issuance but in such case Tenant shall deliver a replacement Letter of Credit and subsequent replacement Letters of Credit not less than thirty (30) days prior to the expiration of any existing Letter of Credit so that the original Letter of Credit or a replacement thereof (each of whose expiration date shall be not earlier than one year from issuance) shall be in full force and effect throughout the term of this Lease and for a period of at least ninety (90) days thereafter. Tenant shall maintain the Letter of Credit in the amount of the Security Deposit and shall deliver to Landlord any replacement Letter of Credit not less than thirty (30) days prior to the expiration of the then current Letter of Credit. Notwithstanding anything in this Lease to the contrary, any grace period or cure periods which are otherwise applicable under Section 8.1 hereof, shall not apply to any of the foregoing, and, specifically, if Tenant fails to comply with the requirements of subsection (f) above or if Tenant shall fail to maintain the Letter of Credit in the full amount of the Security Deposit after any draw thereon by Landlord, Landlord shall have the immediate right to draw upon the Letter of Credit in full and hold the proceeds thereof as a cash security deposit. Each Letter of Credit shall be issued by a commercial bank that has a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least P-2 (or equivalent) by Moody’s Investor Service, Inc., or at least A-2 (or equivalent) by Standard & Poor’s Corporation. If the issuer’s credit rating is reduced below P-2 (or equivalent) by Moody’s Investor Service, Inc., or at least A-2 (or equivalent) by Standard & Poor’s Corporation, or if the financial condition of the issuer changes in any other materially adverse way, then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute Letter of Credit that complies in all respects with the requirements of this Section, and Tenant’s failure to obtain such substitute Letter of Credit within ten (10) days after Landlord’s demand therefor (with no other notice, or grace or cure period being applicable thereto) shall entitle Landlord immediately to draw upon the existing Letter of Credit in full, without any further notice to Tenant. Landlord may use, apply or retain the proceeds of the Letter of Credit to the same extent that Landlord may use, apply or retain any cash security deposit, as set forth herein. If Landlord is entitled to draw on the Letter of Credit, Landlord may draw on the Letter of Credit, in whole or in part, at Landlord’s election. If Landlord draws against the Letter of Credit, Tenant shall, within ten (10) days after notice from Landlord, provide Landlord with either an additional Letter of Credit in the amount so drawn or an amendment to the existing Letter of Credit restoring the amount thereof to the amount initially provided. Tenant hereby agrees to cooperate promptly, at its expense with Landlord to execute and deliver to Landlord any modifications, amendments and replacements of the Letter of Credit, as Landlord may reasonably request to carry out the terms and conditions hereof.

Article 5

Landlord’s Covenants

5.1
Affirmative Covenants. Landlord shall, during the term of this Lease provide the following:

5.1.1
Heat and Air-Conditioning. Landlord shall provide and maintain air, chilled and hot water lines in accordance with the Work Matrix and with sufficient capacity to maintain the Premises at comfortable temperatures and levels of humidity comparable to those found in first class life science, research and development and general laboratory and office use in the Greater Boston/Cambridge/Somerville area, subject to all federal, state and municipal regulations. In particular, the temperature range (a) for the office portions of the Premises shall be as follows: from 6:00 AM - 7:00 PM Monday through Friday, a temperature range of 68 to 72 degrees Fahrenheit, and (b) for the laboratory portions of the Premises shall be 68 to 72 degrees Fahrenheit twenty-four (24) hours per day, seven (7) days per week. The parties acknowledge that individual occupants’ comfort ranges may vary, and reasonable variations may be necessary for or desirable by Tenant, in which cases the parties shall reasonably confer to reconcile any differences. Landlord, as part of Tenant’s Work, shall install all exhaust air ductwork, piping, terminal boxes, registers and controls to distribute all heat, ventilation and air conditioning (“HVAC”) within the Premises. If the temperature otherwise maintained in any portion of the Premises by the HVAC system is affected as a result of (i) the type or quantity of any lights, machines or equipment used by Tenant in the Premises, (ii) the average occupancy of any portion of the Premises by more than one person per one hundred eighty-five (185) square feet of rentable area, (iii) an electrical load for lighting or power in excess of the limits specified in Subsection 6.2.4, or (iv) any partitioning or other improvements installed by Tenant, then at

Tenant’s sole cost, Landlord may install any equipment, or modify any existing equipment Landlord deems necessary to restore the temperature balance. Tenant agrees to keep closed, when necessary, blinds or other window treatments which, because of the sun’s position, must be closed to provide for the efficient operation of the air conditioning system, and Tenant agrees to cooperate with Landlord and to abide by the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the HVAC system.

Landlord shall have no responsibility for providing any service from Separate HVAC Equipment, as defined in Subsection 6.1.3.

5.1.2
Cleaning; Water. Landlord shall provide cleaning, maintenance and landscaping to the common areas of the Building and Property (including snow removal to the extent necessary to maintain reasonable access to the Building) in accordance with standards generally prevailing throughout the term hereof in comparable office buildings in the greater Somerville area. Notwithstanding anything contained herein to the contrary, in no event shall Landlord’s cleaning or janitorial obligations relate to or refer to any of the following:

(i)
Any waste that is generated in the diagnosis, treatment, or immunization of human beings or animals, in research pertaining thereto, or in the production or testing of biologicals,

(ii)
Any waste, device, instrument or item that comes in contact with bodily fluids, including, but not limited to, bandages, swabs, gauze, sponges, wraps, pads, paper, plastic, sutures, needles, scalpels, blades, or syringes,

(iii)
Any medical device or paraphernalia that is utilized to treat any patient or other person for any medicinal, medical, diagnostic or therapeutic reason or purpose,

(iv)
Any material of any type or nature whatsoever that is radioactive to any degree, whether as the result of its manufacture, use or application or any device, instrument or item that emits radiation,

(v)
Any waste that is considered a regulated medical waste, including, but not limited to, bio-hazardous waste or infectious waste, under any applicable laws, or

(vi)
Any device, instrument or item that has become infected, contaminated, diseased, or otherwise exposed to harmful, contagious, or communicable organisms, bacteria, or other life form.

Tenant and Landlord agree that the removal, disposal, or destruction of all items listed in the preceding paragraphs of this Subsection 5.1.2 (hereinafter “Excepted Waste”) shall be exclusively the responsibility of Tenant under all circumstances, and their disposal shall not become the obligation of Landlord for any reason. All such disposals of Excepted Waste shall comply with all applicable laws and shall be accomplished at times, in a manner and in a path approved in writing and in advance by Landlord. Tenant agrees that Excepted Waste will be disposed of separately from any trash that is removed by Landlord. Tenant also agrees that Tenant will not mix or place Excepted Waste in regular trash containers. Tenant shall be permitted, subject to Landlord’s review and approval, to install a two-hour rated waste storage area, such waste storage area to be no larger than 144 usable square feet, in the location shown on Exhibit L attached hereto. The parties agree that Tenant shall be liable in the event any harm or injury, of any type or nature whatsoever, is related to, incurred by, inflicted upon, or suffered by any individual including, but not limited to, Tenant, Landlord, or any of their respective agents, employees, guests, visitors, invitees or licensees, as the result of Tenant’s or any of its partner’s, subpartner’s and their respective officer’s, agent’s, servant’s, employee’s, invitee’s and independent contractor’s (collectively, “Tenant Parties”) failure to timely, thoroughly and completely dispose of Excepted Waste, the manner in which such disposal is accomplished, or coming into contact with, whether by touching, breathing, inhaling, or in any other manner ingesting or consuming such Excepted Waste, or by being exposed in any manner thereto and

Tenant shall indemnify, defend, protect, and hold harmless Landlord and Landlord’s Agents and their respective agents, employees and contractors, (collectively, “Landlord Parties”) from and against any and all loss, cost, damage, expense and liability (including, without limitation, court costs and reasonable attorneys’ fees) incurred in connection with or arising therefrom and save and hold other tenants, agents, employees, patients, visitors, invitees or licensees harmless against any damages, liability, claims, causes of action or judgments arising therefrom. Tenant shall be liable to and shall pay any injured party for all damages, costs or expenses, including attorney fees, arising out of any exposure, harm, injury, disease, contamination, or affliction suffered as the result of any Excepted Waste stored, generated, or disposed of by Tenant or in the Premises. Tenant shall provide to Landlord any written plan of Excepted Waste management Tenant prepares. Tenant shall contract with a reputable medical waste disposal company that shall be approved by Landlord and shall maintain all records regarding the disposal of Excepted Waste required by federal, state and local law or regulation and make such records available for Landlord review upon request.

5.1.3
Elevator, Lighting and Electricity. Landlord shall, as part of Operating Costs, furnish non-exclusive passenger elevator service from the lobby to the Premises with at least one (1) elevator available at all times; freight elevator service with at least one (1) elevator available at all times; purchase and install, at Tenant’s expense, all building standard lamps, tubes, bulbs, starters and ballasts for lighting fixtures in the Premises; and provide lighting to public and common areas of the Property. Landlord shall install and maintain lighting on the Land along walkways leading to nearby subway stations. In addition, Landlord shall use commercially reasonable efforts to coordinate with the City of Somerville to install, or cause to be installed, emergency “call boxes” on the Land if reasonably necessary, based on actual circumstances in the vicinity of the Land, for safety purposes.

5.1.4
Repairs. Except as otherwise expressly provided herein, Landlord shall, as part of Operating Costs (but subject to the limitations set forth therein), make such repairs and replacements to the roof, exterior walls, floor slabs and other structural components of the Building, and to the common areas and facilities of the Building (including any common plumbing, electrical and HVAC equipment, elevators and any other common equipment or systems in the Building) as may be necessary to keep them in good repair and condition consistent with first class life sciences, research and development office and laboratory facilities in the Greater Boston/Cambridge/Somerville Area (exclusive of equipment installed by Tenant and except for those repairs required to be made by Tenant pursuant to Subsection 6.1.3 hereof and repairs or replacements occasioned by any act or negligence of Tenant, its servants, agents, customers, contractors, employees, invitees, or licensees).

5.2
Interruption. Landlord shall have no responsibility or liability to Tenant for failure, interruption, inadequacy, defect or unavailability of any services, facilities, utilities, repairs or replacements or for any failure or inability to provide access or to perform any other obligation under this Lease caused by breakage, accident, fire, flood or other casualty, Force Majeure or due to any negligent act or omission of Tenant or Tenant’s servants, agents, employees or licensees, and in no event shall Landlord be liable to Tenant for any indirect or consequential damages suffered by Tenant due to any such failure, interruption, inadequacy, defect or unavailability; and neither any failure or omission on the part of Landlord to furnish any of same for any of the reasons set forth in this paragraph nor any promulgation by any governmental authority affecting the Premises or its use thereof shall be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor render Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease.

Landlord reserves the right to deny access to the Building and to interrupt the services of the HVAC, plumbing, electrical or other mechanical systems or facilities in the Building when necessary from time to time by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary, until such repairs, alterations, replacements or improvements shall have been completed. Landlord shall use reasonable efforts to minimize the duration of any such interruption and to schedule same outside of Normal Building Operating Hours, and Landlord shall give Tenant at least seven (7) Business Days’ notice if service is to be interrupted, except in cases of emergency, in which case Landlord shall give Tenant as much notice as possible under the circumstances.

If due to Landlord’s default or the negligent act or omission of Landlord or Landlord’s servants, agents, employees or contractors (i) an Essential Service (as defined below) is not provided to the Premises and Tenant is unable to use the Premises or any portion thereof are unusable by Tenant for a period of more than three (3) consecutive Business Days following the date on which Tenant gives notice thereof, complying with the last sentence of this paragraph, to Landlord, and (ii) Tenant shall, concurrently with the giving of such notice, discontinue use of the Premises or such portion thereof as result (other than for sporadic purposes such as salvage, security or retrieval of property) (the conditions in clauses (i) and (ii) being the “Abatement Conditions”), then as Tenant’s sole remedy the Annual Fixed Rent and Additional Rent on account of Taxes and Operating Costs shall be equitably abated for such portion of the Premises rendered unusable for the period commencing on the expiration of such three (3) Business Day period and ending on the first full Business Day that the Essential Service is provided to the Premises and the Premises (or such portion) is rendered usable. “Essential Services” as used in this paragraph shall be HVAC, electricity, gas, sewer, water and the Laboratory Systems. Any notice from Tenant pursuant to the first sentence of this paragraph shall expressly state that the failure of Landlord to cure any claimed default timely shall give rise to Tenant’s rights of rent abatement. If Tenant is unable to use the entire laboratory portion of the Premises due to Abatement Conditions that continue for more than two (2) consecutive months and as a result of such Abatement Conditions Tenant discontinues use of the entire laboratory portion of the Premises for more than two (2) consecutive months, Tenant shall be entitled, in addition to the abatement set forth above, to a credit against Annual Fixed Rent and Additional Rent on account of Taxes and Operating Costs that would otherwise be due for each day after such two (2) consecutive month abatement period until such time as the Essential Service is provided to the Premises and the Premises is rendered usable, which credit shall be applied against Annual Fixed Rent and Additional Rent on account of Taxes and Operating Costs first coming due hereunder. Landlord agrees to use reasonable efforts to minimize the duration of any Abatement Conditions and to keep Tenant reasonably informed as to the status of the restoration of Essential Services.

5.3
Outside Services. In the event Tenant wishes to obtain services or to hire vendors relating to the Premises (as opposed to the operation of Tenant’s business), Tenant shall first obtain the prior approval of Landlord for the installation and/or utilization of such services or vendors, which approval shall not be unreasonably withheld, conditioned or delayed. Such services shall include, but shall not be limited to, utility providers and moving services, but this Section 5.3 shall not apply to mail or package delivery services, caterers, persons or firms servicing or installing Tenant’s business or laboratory equipment at the Premises, facility management services, security services, cleaning services (provided any cleaning providers satisfy Landlord’s reasonable insurance requirements) or to the vendors of supplies, materials or other items used by Tenant in the ordinary conduct of its business.

5.4
Access to Building. During Normal Building Operating Hours, the Building shall, subject to the provisions of Section 5.2, be open and access to the Premises shall be freely available, subject to the Rules and Regulations as more particularly set forth in Subsection 6.1.9. During periods other than Normal Building Operating Hours, Tenant shall have access to the Premises, but such access shall also be subject to the Rules and Regulations. Tenant acknowledges that Tenant is responsible for providing security to the Premises following

Tenant’s entry onto the Premises for any reason and for its own personnel whenever located therein.

Tenant shall have the right to provide, install, repair, replace, and remove its own security system providing access to and within the Premises, provided that Tenant shall provide Landlord with the proper access codes or keys necessary for Landlord to obtain access to the Premises.

This shall include the right to install, in a good and workmanlike fashion and in compliance with applicable laws, codes and regulations, system components of Tenant’s choosing that include but are not limited to security cameras within the Premises, televisions, monitors and other electronic monitoring devices within the Premises; electronic door strikes; door contacts; exit sensors; card readers (which may be mounted immediately outside the Premises in common areas, if any); motion detectors; glass break detectors, and other similar security systems and/or methods which will protect the Premises to meet Tenant’s corporate security standards. Tenant shall provide Landlord with advance written notice of any such planned security-related installation, repair, replacement, and removal; provided, however, Landlord acknowledges that it shall not have access to certain areas within the Premises. Tenant shall be responsible for the reasonable restoration costs once the security system(s) have been removed. To the extent that Tenant’s security systems require integration with Landlord’s security systems, Landlord shall have the right to reasonably review and approve Tenant’s security systems integration plan. To the extent that Tenant’s security systems includes the installation of cameras located outside of the Premises, Landlord shall have the right to reasonably review and approve the area of focus of such cameras. To the extent that Tenant’s security systems affect the structure or aesthetics of the Building outside of the Premises or inside the Premises but visible from outside of the Premises, Tenant’s installation shall be treated as an alteration and shall be subject to Subsection 6.2.5 below.

5.5
Parking. During the term of this Lease, and subject in all events to the Mobility Management Plan or similar requirements applicable to the Property, Tenant’s employees shall have the right to enter into contracts for up to 1.25 parking spaces per 1,000 square feet of Premises Rentable Area (i.e., fifty-three (53), as of the Date of this Lease) of the parking spaces in the parking garage located on the Property (the “Parking Facility”) on an unreserved, “first come-first served” basis at the Monthly Rate (as defined below), from time to time, per space per month, plus tax, without set-off or deduction. Landlord shall arrange for the Parking Facility to be operated by a third party (an “Operator”) which may exercise any or all of the rights of Landlord under this Section 5.5, as determined by Landlord and all parking fees and charges shall be paid directly to the Operator.

Tenant’s employees to whom such right is granted shall enter into separate contracts with the Operator for the use of such parking spaces and each such employee shall pay the Monthly Rate for each such parking space directly to the Operator. If Tenant’s employees do not enter into contracts for all of the parking spaces to which it is entitled hereunder within thirty (30) days after the Commencement Date, or shall cancel any such contracts during the term and not enter into a replacement contract within thirty (30) days, the Operator shall be free to enter into contracts with other parties for such spaces; provided, however, that in the event that, at any time during the term of this Lease, Tenant’s allocated number of parking spaces has been reduced below the allocated number of parking spaces to which Tenant is initially entitled hereunder pursuant to the foregoing provisions of this Section (“Tenant’s Initial Parking Allocation”), and Tenant thereafter determines that Tenant desires to use additional parking spaces, Tenant shall have the right from time to time to request that Landlord provide additional parking spaces to Tenant (but not a number of parking spaces that would cause the number of parking spaces which Tenant has the right to use hereunder to exceed Tenant’s Initial Parking Allocation), and, in such event Landlord shall, within thirty (30) days following receipt of Tenant’s request, make available to Tenant such requested number of parking spaces to Tenant for its use hereunder (on the terms set forth in this Section) to the extent that parking spaces in the Parking Facility remain available for use by Tenant after meeting Landlord’s current and projected parking requirements for the Property as determined by Landlord in good faith.

Subject to the MMP, Tenant and its employees shall have the right to lease additional parking spaces, in addition to Tenant’s Initial Parking Allocation, from time to time to the extent that parking spaces in the Parking Facility remain available for use by Tenant after meeting Landlord’s current parking requirements for the Property as determined by Landlord in good faith.

Landlord shall have the right (but not the obligation), to adjust the amount Tenant is charged each month for each parking space to equal the commercially reasonable rate from time to time designated by Landlord as standard for the Parking Facility (the “Monthly Rate”); provided, however, in no event shall Tenant pay a higher Monthly Rate than other tenants or occupants of the Building. Tenant, its employees and invitees shall use the Parking Facility for the parking of passenger vehicles only and shall not allow any of its vehicles, or any vehicles on the Parking Facility through Tenant, to be left in the Parking Facility overnight. Landlord reserves the right to (a) implement and modify systems to regulate access to and use of the Parking Facility, (b) designate and redesignate reserved and unreserved parking areas within the Parking Facility (for some or all tenants); provided, however, if any tenant or occupant of the Building has the right to reserved parking spaces, Tenant shall have the right to a proportionate number of reserved parking spaces, (c) change entrances or exits and alter traffic flow within the Parking Facility, and (d) modify the Parking Facility to any extent. Landlord further reserves the right to close the Parking Facility or portions thereof temporarily to the extent necessary for maintenance and repairs, provided that, except in the case of emergency Landlord shall provide Tenant with not less than fifteen (15) days’ prior notice of any such closure. Tenant acknowledges that Landlord is not required to provide any security or security services for any of the Parking Facility, provided that Landlord shall provide reasonable security systems, services and/or protocols as Landlord deems appropriate, in its discretion, to the Parking Facility, the cost of which shall be included as an Operating Cost. Tenant shall indemnify and agrees to defend and hold Landlord and the Operator harmless from and against all claims, loss, cost, or damage arising out of the use by Tenant and its employees and invitees of the Parking Facility, except to the extent caused by negligence or willful misconduct of Landlord or Landlord’s agent or employees or the Operator. Tenant shall, and shall use reasonable efforts to cause its employees to, comply with all reasonable rules and regulations pertaining to the Parking Facility, as the same may be established amended, revised or supplemented by Landlord or the Operator.

5.6
Landlord’s Hazardous Waste Representation. Landlord represents, covenants and agrees that Landlord shall comply with Environmental Laws (as defined in Subsection 6.2.8) at the Property. Landlord further warrants and represents that to the best of Landlord’s knowledge, on the Commencement Date, the Premises and the Property will be in compliance with applicable Environmental Laws relating to the use, treatment, disposal, storage, control, removal or cleanup of Hazardous Materials. If any Hazardous Materials (as defined in Subsection 6.2.8) are discovered at the Property in violation of Environmental Laws, then so long as the condition requiring removal or remediation of Hazardous Materials is not caused or exacerbated by Tenant or any party for whom Tenant is responsible, Landlord shall, in a manner that complies with all applicable Environmental Laws, perform or cause others to perform all remediation and cleanup of the Premises, the Building and land necessary to cause the Property to comply in all material respects with Environmental Laws. Landlord shall indemnify and defend Tenant from any liability for fines or penalties arising from a breach by Landlord of the forgoing representations and agreements of Landlord and from any liability for costs of investigating or monitoring of site conditions, repair cleanup, containment, remediation, removal or restoration work or detoxification of the Property pursuant to this paragraph. Landlord agrees that Operating Costs shall not include the cost of investigating or monitoring of site conditions, repair cleanup, containment, remediation, removal or restoration work or detoxification of the Property in connection with any Hazardous Materials on or under the Property as of the Date of this Lease or which migrates onto the Property after the Date of this Lease from abutting property.

5.7
Indemnification. Subject to Section 10.4 and Section 10.5, and to the extent not subject to the provisions of Subsection 4.4.4, Landlord shall neither hold, nor attempt to hold, Tenant or its employees or Tenant’s agents or their employees liable for, and Landlord shall indemnify and hold harmless Tenant, its employees and Tenants agents and their employees from and against, any and all demands, claims, causes of action, fines, penalties, damage, liabilities, judgments and expenses (including, without limitation, reasonable attorneys’ fees): (i) asserted by or on behalf of any third party and arising from any negligent acts, omissions or negligence of Landlord, its contractors, agents, employees; and (ii) any breach, violation or nonperformance by Landlord of any term, covenant or provision of this Lease or any law, ordinance or governmental requirement of any kind. If any action or proceeding is brought against Tenant or its employees or Tenant’s agents or their employees by reason of any such claim, Landlord, upon notice from Tenant, shall defend the same, at Landlord’s expense, with counsel reasonably satisfactory to Tenant. Notwithstanding the foregoing in no event shall this

Section require Landlord to indemnify or defend Tenant, its employees and Tenants agents and their employees against any demands, claims, causes of action, fines, penalties, damage, liabilities, judgments and expenses to the extent arising out of the negligence or willful misconduct of Tenant or its employees or agents or their employees.

Article 6

Tenant’s Additional Covenants

6.1
Affirmative Covenants. Tenant shall do the following:

6.1.1
Perform Obligations. Tenant shall perform promptly all of the obligations of Tenant set forth in this Lease; and pay when due the Annual Fixed Rent and Additional Rent and all other amounts which by the terms of this Lease are to be paid by Tenant.

6.1.2
Use. Tenant shall, during the term of this Lease, use the Premises only for the Permitted Uses and from time to time, procure and maintain all licenses and permits necessary therefor and for any other use or activity conducted at the Premises, at Tenant’s sole expense. Nothing contained in the definition of “Permitted Use” shall prohibit, restrict or limit the access, use and temporary occupancy of the Premises by a government, local, state or federal agency as required by such agency in connection with the ordinary course of Tenant’s business. Landlord and Tenant shall, from time to time, provide to the other the name and contact information for a representative of such party with whom issues relating to sustainability and energy use may be communicated. Such issues may include, but not be limited to, retrofitting projects, building issues, energy efficiency upgrades and data access. Tenant acknowledges that this Lease is subject to that certain Notice of Activity and Use Limitation dated September 12, 2019, and recorded with the Middlesex (Southern District) Registry of Deeds at Book 73303, Page 185, and the Mobility Management Plan, and Tenant shall comply with the terms and requirements thereof.

In addition, Tenant acknowledges that this Lease is subject to the Mobility Management Plan (“MMP”) for the Property that was issued by the City of Somerville on May 20, 2021, a copy of which is attached hereto as Exhibit H, as the same may be amended, modified or supplemented from time to time. Tenant acknowledges that Tenant, at its sole cost and expense, shall comply with the tenant requirements in the MMP including, without limitation, the preparation and submission to the City of Somerville of a Mobility Management Plan for

Tenant’s employees and the designation of a liaison to work with employees as a transportation coordinator. Additional requirements may include (i) offering employees the right to contract for the parking spaces to which Landlord is entitled as further set forth in Section 5.5 below, (ii) subsidizing mass transit monthly passes for employees, (iii) allowing employees to use pre-tax funds for Commuter Choice programs, (iv) offering an emergency ride home program, and (v) encouraging employees to make use of alternate modes of transportation. Tenant, at its sole cost and expense and at Landlord’s request, shall also comply with the reporting requirements set forth in the MMP that are applicable to tenants in the Building.

6.1.3
Repair and Maintenance. Tenant shall, during the term of this Lease, maintain the non-structural (unless installed by Tenant), interior portions of the Premises in neat and clean order and condition and perform all repairs to the Premises and all fixtures, systems, and equipment therein (including Tenant’s equipment and other personal property and any HVAC Equipment serving all or any portion of the Premises to the exclusion of any other space in the Building (“Separate HVAC Equipment”)) as are necessary to keep them in good and clean working order, appearance and condition, reasonable use and wear thereof and damage by fire or by unavoidable casualty only excepted and shall replace any damaged or broken glass in windows and doors of the Premises (except glass in the exterior walls of the Building) with glass of the same quality as that damaged or broken. Tenant shall contract separately for janitorial services for the Premises with Landlord’s janitorial services provider or another janitorial services provider reasonably acceptable to Landlord and Tenant shall cause the Premises to be cleaned in accordance standards at least equal to Landlord’s janitorial standards for leased space in the Building. Tenant shall dispose of all trash and rubbish in such manner as Landlord reasonably directs and shall comply with any reasonable recycling programs established by Landlord for the Building.

6.1.4
Compliance with Law. Tenant shall, during the term of this Lease, make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority; keep the Premises safe and equipped with all safety appliances so required; and comply with, and perform all repairs, alterations, additions or replacements required by, the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises or other portions of the Property and arising out of any use being conducted in or on the Premises or arising out of any work performed by Tenant.

6.1.5
Indemnification. Tenant shall neither hold, nor attempt to hold, Landlord or its employees or Landlord’s agents or their employees liable for, and Tenant shall indemnify and hold harmless Landlord, its employees and Landlord’s agents and their employees from and against, any and all demands, claims, causes of action, fines, penalties, damage, liabilities, judgments and expenses (including, without limitation, reasonable attorneys' fees) incurred in connection with or arising from: (i) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under Tenant except due to Landlord’s or its agents’, employees’ or contractors’ negligent act or omission; (ii) any matter occurring on the Premises during the term; (iii) the negligent acts or omissions of Tenant or its contractors, agents, employees or invitees; (iv) any breach, violation or nonperformance by Tenant of any term, covenant or provision of this Lease or any law, ordinance or governmental requirement of any kind; and (v) claims of brokers or other persons for commissions or other compensation arising out of any actual or proposed sublease of any portion of the Premises or assignment of Tenant’s interest under this Lease, or Landlord’s denial of consent thereto. If any action or proceeding is brought against Landlord or its employees or Landlord’s agents or their employees by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same, at Tenant's expense, with counsel reasonably satisfactory to Landlord. Notwithstanding the foregoing in no event shall this Subsection 6.1.5 require Tenant to indemnify or defend Landlord or its employees or

Landlord’s agents or their employees against any loss, cost, damage, liability, claim, or expense to the extent arising out of the gross negligence or willful misconduct of Landlord or its employees or Landlord’s agents or their employees.

6.1.6
Landlord’s Right to Enter. Tenant shall, during the term of this Lease, permit Landlord and its agents and invitees to enter the Premises at reasonable times and upon not less than one (1) Business Day prior notice (except in the case of an emergency), which notice may be email, and to examine the Premises and to show the Premises to prospective lenders, partners and purchasers and others having a bonafide interest in the Premises, and to make such repairs, alterations and improvements and to perform such testing and investigation as Landlord shall reasonably determine to make or perform, and, during the last twelve (12) months of the term, show the Premises to prospective tenants; provided in all such circumstances Landlord shall use commercially reasonable efforts minimize interference with Tenant’s use of the Premises. In case of any such entry by Landlord Tenant shall have the right to have a representative accompany Landlord, its agents, and invitees when accessing the Premises.

Tenant may designate areas of the Premises as “Secured Areas” as Tenant may, in its sole discretion determine, for the purpose of securing certain property or confidential information or which are used for laboratory purposes. In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an emergency.

6.1.7
Personal Property at Tenant’s Risk. Tenant shall, during the term of this Lease keep, at the sole risk and hazard of Tenant, all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which may be on the Property.

6.1.8
Yield Up. Tenant shall, at the expiration or earlier termination of the term of this Lease, or upon any earlier reentry or retaking of possession of the Premises by Landlord and/or termination of Tenant’s right of possession and/or occupancy of the Premises, as applicable, surrender all keys to the Premises; remove all of its trade fixtures and personal property in the Premises; remove such Alterations, signs and improvements made (or if applicable, restore any items removed) by or at Tenant’s request, as set forth in the following paragraph; repair all damage caused by such removal; repair all damage caused by such removal; and vacate and yield up the Premises broom clean and in the same good order and repair in which Tenant is obligated to keep and maintain the Premises by the provisions of this Lease.

Tenant shall not be required to remove Landlord’s Work or Tenant’s Work. If the term of the Lease is extended beyond the Original Term, Landlord shall have the right to require Tenant to properly cap or seal its wiring and cabling (wherever located) at each end, properly label such wiring and cabling for future use, and surrender such wiring and cabling in a good and safe condition upon the expiration or earlier termination of the term. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire reasonable, out-of-pocket cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises required due to such removal.

Notwithstanding the preceding provisions of this Subsection 6.1.9, except for cabling as provided above, Tenant shall not be required to remove alterations made by it in the Premises if

(i) Tenant’s request for Landlord’s consent to make such alterations contains a statement in capital letters notifying Landlord that Landlord shall have waived its right to require removal of such alterations at the end of the term unless Landlord’s consent to such alterations requires, as a condition to Landlord’s consent, that Tenant is required to remove the alteration at the end of the term, and (ii) Landlord does not so notify Tenant that removal shall be required.

6.1.9
Rules and Regulations. Tenant shall, during the term of this Lease, observe and abide by the Rules and Regulations of the Building set forth as Exhibit B, as the same may from time to time be amended, revised or supplemented (the “Rules and Regulations”), provided that such amendments, revisions or supplements shall not materially change the obligations of Landlord or Tenant as set forth in this Lease as of the Date of this Lease. Tenant shall further be responsible for compliance with the Rules and Regulations by the employees, servants, agents and visitors of Tenant. The failure of Landlord to enforce any of the Rules and Regulations against Tenant, or against any other tenant or occupant of the Building, shall not be deemed to be a waiver of such Rules and Regulations. In the event of a conflict between the express terms of this Lease and any requirement of the Rules and Regulations, the terms of this Lease shall control. Landlord agrees that it shall apply the Rules and Regulations in a nondiscriminatory manner, but Landlord may waive Rules and Regulations with respect to particular tenants when Landlord shall have a good faith basis to do so.

6.1.10
Estoppel Certificate. Tenant shall, within fifteen (15) days’ following written request by Landlord, execute, acknowledge and deliver to Landlord a statement in form satisfactory to Landlord in writing certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications, that this Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Annual Fixed Rent and Additional Rent and other charges have been paid, and any other matter pertaining to this Lease. Any such statement delivered pursuant to this Subsection 6.1.11 may be relied upon by any prospective purchaser or mortgagee of the Property, or any prospective assignee of such mortgage.

6.1.11
Landlord’s Expenses For Consents. Tenant shall reimburse Landlord, as Additional Rent, promptly on demand for all reasonable, out-of-pocket legal, engineering and other professional services expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder; provided, however, that Landlord shall use reasonable efforts to minimize expenses for which Tenant shall be liable under this Subsection 6.1.11, including by conducting such reviews itself to the extent reasonably feasible; and provided further that such reimbursement obligation shall not exceed $2,500.00 in connection with any request for approval pursuant to Subsection 6.2.1 where Tenant, any assignee and/or any subtenant, as the case may be, agree to execute Landlord’s standard form of consent.

6.1.12
Financial Information. Tenant shall, from and after the Date of this Lease and thereafter throughout the term of this Lease, provide Landlord (but not more frequently than once in any 12-month period except in connection any financing of the Property or of Landlord and in connection with any sale or transfer of the Property) with Tenant’s most recently completed financial statements (audited if available). Landlord and its affiliates and investors shall keep such financial statements confidential, provided that Landlord shall be permitted to deliver such financial statements to a lender, purchaser or lessor or a prospective lender or purchaser, so long as Landlord first advises the recipient of the confidential nature of such statements, or to the extent required by Law. Notwithstanding the foregoing, if Tenant’s financial statements or reasonably equivalent information are publicly disclosed and readily available, Tenant shall have no obligation to deliver any financial statements to Landlord.

6.2
Negative Covenants. Tenant shall not do the following.

6.2.1
Assignment and Subletting. Tenant shall not assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or any interest herein or sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, or the Premises to be offered or advertised for assignment or subletting, without first obtaining

Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed as set forth herein, except as hereinafter provided except as hereinafter provided.

Notwithstanding the foregoing, Tenant may, without the need for Landlord’s consent, assign its interest in this Lease (a “Permitted Assignment”) to (i) any entity which shall be a successor to Tenant either by merger or consolidation (a “Merger”) or to a purchaser of all or substantially all of Tenant’s assets in either case provided the successor or purchaser shall have a tangible net worth, after giving effect to the transaction, of not less than $500,000,000.00 (the “Required Net Worth”) or (ii) any entity (an “Affiliate”) which is a direct or indirect subsidiary or parent (or a direct or indirect subsidiary of a parent) of the named Tenant set forth in Section 1.1, in either case of (i) or (ii) provided that (I) the principal purpose of such assignment is not the acquisition of Tenant’s interest in this Lease (except if such assignment is made for a valid intracorporate business purpose to an Affiliate) and is not made to circumvent the provisions of this Subsection 6.2.1. In connection with a Permitted Assignment pursuant to clause (ii) above, Tenant shall deliver to Landlord a copy of an assignment document which evidences the assignment to Tenant’s Affiliate and the Affiliate’s assumption of Tenant’s obligations under this Lease. Tenant shall also be permitted, without the need for Landlord’s consent, to enter into any sublease (a “Permitted Sublease”) with any Affiliate provided that such sublease shall expire upon any event pursuant to which the sublessee thereunder shall cease to be an Affiliate. Any assignment to an Affiliate shall provide that it may, at Landlord’s election, be terminated and deemed void if during the term of this Lease such assignee or any successor to the interest of Tenant hereunder shall cease to be an Affiliate. Tenant shall give Landlord notice of any Permitted Assignment or Permitted Sublease not later than ten (10) days after the date thereof and until Tenant shall have given Landlord such notice, Landlord shall have no obligation to any such subtenant nor shall any such assignee have any rights under this Lease.

In the event that Tenant shall intend to enter into any sublease or assignment other than a Permitted Sublease or Permitted Assignment, Tenant shall, not later than thirty (30) days prior to the proposed commencement of such sublease or assignment, give Landlord notice of such intent, identifying the proposed subtenant or assignee, all of the terms and conditions of the proposed sublease or assignment and such information as Landlord may reasonably request regarding the financial condition and identity of the proposed subtenant or assignee.

Landlord shall not unreasonably condition or withhold its consent to any sublease or assignment, provided that, in addition to any other grounds for withholding of consent, Landlord may withhold its consent if in Landlord’s good faith judgment: (i) the proposed assignee or subtenant does not have a financial condition reasonably acceptable to Landlord; provided, however, that the financial condition may only be considered in connection with an assignment of this Lease following which Ultragenyx Pharmaceutical Inc. shall be dissolved or an assignment made in connection with Tenant’s sale or other transfer of all or substantially all of its assets and which is not a Permitted Assignment; (ii) the business and operations of the proposed assignee or subtenant are not of reasonably comparable quality to the business and operations being conducted by the majority of other tenants in the Building; (iii) the proposed assignee or subtenant is a business competitor of Landlord or is an affiliate of a business competitor of Landlord; (iv) the identity of the proposed assignee or subtenant is, or the intended use of any part of the Premises, would be, in Landlord’s reasonable determination, inconsistent with first-class office and laboratory space or in violation of any exclusivity provisions granted to other tenants in the Building of which Landlord has given written notice to Tenant or any covenants, conditions or restrictions binding on Landlord or applicable to the Property; (v) at the time of the proposed assignment or subleasing Landlord is able to meet the space requirements of Tenant’s proposed assignee or subtenant by leasing available space in the Building to such person or entity on substantially the same terms and conditions as the proposed sublease and either (a) the proposed assignee or subtenant is a tenant or other occupant of the Building, or (b) the proposed assignee or subtenant is an entity, or is affiliated with any entity, which shall have entered into negotiation with Landlord for space in the Building within the preceding six (6) months; or (vi) any such sublease shall result in the Premises being occupied by more than four

(4) parties (including Tenant but excluding any occupants or uses under a Shared Space Arrangement) at any one time, which such limitation shall increase on a proportional basis with any increases to the Premises.

If this Lease is assigned or if the Premises or any part thereof are sublet (or occupied by any party other than Tenant and its employees) Landlord may collect the rents from such assignee, subtenant or occupant, as the case may be, and apply the net amount collected to the Annual Fixed Rent and Additional Rent herein reserved, but no such collection shall be deemed a waiver of the provisions set forth in the first paragraph of this Subsection 6.2.1, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Lease. All assignees shall have all of the rights, options and privileges of Tenant under the Lease. All assignees and subtenants shall have the appurtenant rights of Tenant under the Lease, including parking, use of the common areas and Building directory signage.

Any sublease of all or any portion of the Premises shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subject or subordinate, that other than the payment of Annual Fixed Rent and Additional Rent due pursuant to Sections 4.1, 4.2.1 and 4.2.2 or any obligation relating solely to those portions of the Premises which are not part of the subleased premises, the subtenant shall comply with and be bound by all of the obligations of Tenant hereunder that are applicable to the portions of the Premises which are part of the subleased premises, that unless Landlord waives such prohibition, the subtenant may not enter into any sub-sublease, sublease assignment, license or any other agreement granting any right of occupancy of any portion of the subleased premises; and that Landlord shall be an express beneficiary of any such obligations, and that in the event of termination of this Lease or reentry or dispossession of Tenant by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that neither Landlord nor any mortgagee of the Property, as holder of a mortgage or as Landlord under this Lease if such mortgagee succeeds to that position, shall (a) be liable for any act or omission of Tenant under such sublease, (b) be subject to any credit, counterclaim, offset or defense which theretofore accrued to such subtenant against Tenant, or (c) be bound by any previous modification of such sublease unless consented to by Landlord and such mortgagee or by any previous prepayment of more than one (1) month’s rent, (d) be bound by any covenant of Tenant to undertake or complete any construction of the Premises or any portion thereof, (e) be required to account for any security deposit of the subtenant other than any security deposit actually received by Landlord, (f) be bound by any obligation to make any payment to such subtenant or grant any credits unless specifically agreed to by Landlord and such mortgagee, (g) be responsible for any monies owing by Tenant to the credit of subtenant or (h) be required to remove any person occupying the Premises or any part thereof; and such sublease shall provide that the subtenant thereunder shall, at the request of Landlord, execute a suitable instrument in confirmation of such agreement to attorn. Landlord shall deliver to Tenant written notice of its approval or disapproval of any proposed sublease or assignment, which such notice shall include a reasonable detailed explanation of any disapproval, within ten (10) Business Days after Tenant’s written request of Landlord’s approval, subject to extension for review by Landlord’s lender, if required, Landlord agreeing to use reasonable efforts to cause the Landlord’s lender to respond in as timely a manner as possible. The provisions of this paragraph shall not be deemed a waiver of the provisions set forth in the first paragraph of this Subsection 6.2.1 and any breach of any obligation of any subtenant of Tenant shall be attributable to Tenant and constitute a breach of this Lease by Tenant.

No subletting or assignment shall in any way impair the continuing primary liability of the Tenant named in Section 1.1, and any immediate or remote successor in interest, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord’s written approval in the case of any other subletting or assignment. The joint and several liability of Tenant named herein and any immediate and remote successor in interest (by assignment or otherwise) for the payment of Annual Fixed Rent and Additional Rent, and the timely performance of all non-monetary obligations on Tenant’s part to be performed or observed, shall not in any way be discharged, released or impaired by any (a) agreement which modifies any of the rights or obligations of the parties under this Lease,

(b) stipulation which extends the time within which an obligation under this Lease is to be performed, (c) waiver of the performance of an obligation required under this Lease, or (d) failure to enforce any of the obligations set forth in this Lease. No assignment, subletting or occupancy shall affect the Permitted Uses. Any subletting, assignment or other transfer of Tenant’s interest in this Lease in contravention of this Subsection 6.2.1 shall be voidable at

Landlord’s option. Tenant shall not occupy any space in the Building (by assignment, sublease or otherwise) other than the Premises.

If the rent and other sums (including, without limitation, all monetary payments plus the reasonable value of any services performed or any other thing of value given by any assignee or subtenant in consideration of such assignment or sublease), either initially or over the term of any assignment or sublease (other than a Permitted Assignment or Permitted Sublease), payable by such assignee or subtenant shall exceed the Annual Fixed Rent plus Additional Rent called for hereunder (or in the case of a sublease of a portion of the Premises, shall exceed the Annual Fixed Rent plus Additional Rent attributable to the space so sublet), Tenant shall pay fifty percent (50%) of such excess to Landlord, as Additional Rent, payable monthly at the time for payment of Annual Fixed Rent, provided that in computing the amount of any such excess the amortized portion of the following “Transfer Expenses” paid by Tenant in connection with such assignment or sublease may first be deducted from the monthly amount of any such excess: (i) the cost of alterations or improvements made by Tenant to the Premises in order to consummate an assignment or to the portion of Premises that is subleased in order to consummate a sublease,

(ii) reasonable brokerage commissions or fees, and (iii) reasonable attorney’s fees. Any such Transfer Expenses shall be amortized in equal monthly installments over the term of the assignment or sublease and shall be verified by Tenant by written documentation reasonably satisfactory to Landlord within sixty (60) days after the date of delivery of possession to the assignee or sublessee. Nothing in this paragraph shall be deemed to abrogate the provisions of this Subsection 6.2.1 and Landlord’s acceptance of any sums pursuant to this paragraph shall not be deemed a granting of consent to any assignment of the Lease or sublease of all or any portion of the Premises.

Notwithstanding anything to the contrary contained in this Lease, Tenant may from time to time enter into license agreements (each, a “Shared Space Arrangement”) with Tenant’s agents, contractors, consultants or affiliates pursuant to which such agents, contractors, consultants or affiliates (including, without limitation, special purpose vehicles and collaboration with university and/or hospital researchers, regardless of whether or not the collaboration is funded by standalone investors) may occupy up to twenty-five percent (25%) of the Premises Rentable Area as “Shared Space Area”, and such license agreements shall not require Landlord’s consent under this Subsection 6.2.1; provided, however, that prior to the effective date of each such Shared Space Arrangement, Tenant and each licensee shall be required to execute

Landlord’s reasonable form of acknowledgment, attached hereto as Exhibit I, pursuant to which Tenant and the licensee acknowledge and agree that: (i) the terms of the Shared Space Arrangement are subject and subordinate to the terms of this Lease, (ii) if this Lease terminates, then the Shared Space Arrangement shall terminate concurrently therewith, and (iii) the waivers and releases between Landlord and Tenant shall also apply as between Landlord and licensee.

Tenant shall be fully responsible for the conduct of such entities within the Shared Space Area, and Tenant’s indemnification obligations set forth in this Lease shall apply with respect to the conduct of such parties within the Shared Space Area. The portion of the Premises subject to any such Shared Space Arrangements shall not exceed a total of twenty-five percent (25%) of the Premises Rentable Area.

6.2.2
Nuisance. Tenant shall not injure, deface or otherwise harm the Premises; nor commit any nuisance; nor permit in the Premises any vending machine (except such as is used for the sale of merchandise to employees of Tenant) or inflammable fluids or chemicals (except such as are customarily used in connection with standard office equipment or Tenant’s Permitted Uses); nor permit any cooking to such extent as requires special exhaust venting; nor permit the emission of any noxious odor; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate or increase the premiums for any of Landlord’s insurance or which is liable to render necessary any alteration or addition to the Building; nor conduct any auction, fire, “going out of business” or bankruptcy sales.

6.2.3
Floor Load; Heavy Equipment. Tenant shall not place a load upon any floor of the Premises exceeding the lesser of the floor load capacity which such floor was designed to carry (being 100 pounds per square foot live load) or which is allowed by law. Landlord reserves the right to prescribe the weight and position of all heavy business machines and equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment which cause vibration or noise shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment,

freight, construction materials or fixtures into or out of the Premises without Landlord’s prior consent which consent may include a requirement to provide insurance naming Landlord, and the holder of any mortgage affecting the Property, as additional insureds, with such coverage and in such amount as Landlord reasonably requires. If any such safe, machinery, heavy equipment, freight, or fixtures requires special handling, Tenant agrees to employ only persons holding a master rigger’s license to do said work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant and Tenant hereby agrees to exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving. Tenant shall schedule such moving at such times as Landlord shall reasonably designate.

6.2.4
Electricity. Tenant shall not connect to the electrical distribution system serving the Premises a total load exceeding the lesser of the capacity of such system or the maximum load permitted from time to time under applicable governmental regulations. The capacity of the electrical distribution system serving the Premises shall be the lesser of (a) the capacity of the branch of the system serving the Premises exclusively or (b) Tenant’s Percentage of the capacity of the system serving the entire Building.

6.2.5
Installation, Alterations or Additions. Tenant shall not make any installations, alterations, additions or improvements (collectively and individually referred to in this paragraph as “work” or “Alterations”) in, to or on the Premises nor permit the making of any holes in the walls, partitions, ceilings or floors without on each occasion obtaining the prior consent of Landlord, and then only pursuant to plans and specifications approved by Landlord in advance in each instance. Landlord’s approval shall not be unreasonably withheld, conditioned or delayed with respect to work that does not materially affect the structural elements of the Building, equals or exceeds Building standards in quality, and is not reasonably anticipated to adversely affect the mechanical, electrical, plumbing, HVAC or life-safety systems of the Building in such a manner so as to impact other tenants or occupants of the Building, is not visible from outside of the Premises and shall not increase Taxes or Operating Costs.

Notwithstanding the foregoing, Tenant need not obtain Landlord’s consent to perform Cosmetic Alterations within the Premises so long as Tenant shall give Landlord at least five (5) Business Days’ prior notice thereof (which shall reasonably describe the work), and any such work shall be scheduled at a time reasonably acceptable to Landlord and Tenant. “Cosmetic alterations” shall mean work that (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) does not require work to be performed inside the walls or above the ceiling of the Premises or below the floor of the Premises; (d) does not materially affect the Building’s structure or base Building systems; and (e) do not require a building permit. In addition Tenant may, without Landlord’s consent and without prior notice to Landlord (except to schedule access to freight elevators, loading docks or any other common areas or facilities) install readily removable business equipment, business fixtures and work stations in the Premises. All work to be performed to the Premises by Tenant shall (i) be performed in a good and workmanlike manner by contractors approved in advance by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, provided that Landlord may require Tenant to engage Landlord’s designated contractors for work affecting the roof and/or fire and life safety systems of the Building, and in compliance with the provisions of Exhibit C and all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws and in compliance with the U.S.

Environmental Protection Agency’s Energy Star tenant space criteria and the Tenant Design and Construction Guidelines set forth in Exhibit G, as same may be amended from time to time, (ii) be made at Tenant’s sole cost and expense and at such times and in such a manner as Landlord may from time to time reasonably designate, and (iii) be free of liens and encumbrances and become part of the Premises and the property of Landlord without being deemed additional rent for tax purposes, Landlord and Tenant agreeing that Tenant shall be treated as the owner of the work for tax purposes until the expiration or earlier termination of the term hereof, subject to

Landlord’s rights pursuant to Subsection 6.1.9 to require Tenant to remove the same at or prior to the expiration or earlier termination of the term hereof and, to the extent Landlord shall make such election, title thereto shall remain vested in Tenant at all times. Tenant shall pay promptly when due the entire cost of any work to the Premises so that the Premises, Building and Property shall at all times be free of liens, and, at Landlord’s request, Tenant shall furnish to Landlord a bond or other security acceptable to Landlord assuring that any such work will be completed in accordance with the plans and specifications theretofore approved by Landlord and assuring that the Premises will remain free of any mechanics’ lien or other encumbrances that may arise out of such work. Prior to the commencement of any such work, Tenant shall cause its general contractor to execute and deliver an agreement in the form attached hereto as Exhibit D, and Tenant shall, throughout any such work, maintain, or cause to be maintained, the insurance required by Exhibit D, or such other coverages or limits as shall be reasonably required by Landlord. In addition, Tenant shall save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or arising out of such work. Whenever and as often as any mechanic’s or materialmen’s lien shall have been filed against the Property based upon any act of Tenant or of anyone claiming through Tenant, Tenant shall within five (5) Business Days of notice from Landlord to Tenant take such action by bonding, deposit or payment as will remove or satisfy the lien. Tenant shall at the end of the term, upon written request of Landlord, execute and deliver to Landlord a bill of sale covering any work Tenant shall be required to surrender hereunder.

Tenant shall not, at any time, directly or indirectly, employ or permit the employment of any contractor, mechanic or laborer in the Premises, if such employment will interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

Tenant’s restoration obligations with respect to any alterations is as provided in Subsection 6.1.9.

6.2.6
Abandonment. Tenant shall not abandon the Premises during the term; provided that, so long as Tenant otherwise fulfills its obligations under this Lease including, without limitation, its obligations to pay Annual Fixed Rent and all Additional Rent and its maintenance and repair obligations, Tenant shall have the right to vacate the Premises.

6.2.7
Signs. Tenant shall not paint or place any signs or place any curtains, blinds, shades, awnings, aerials, or the like, visible from outside the Premises. Landlord shall not unreasonably withhold consent for signs or lettering on or adjacent to the entry doors to the Premises provided such signs conform to building standards adopted by Landlord and Tenant has submitted to Landlord a plan or sketch of the sign to be placed on such entry doors. Landlord agrees, however, to maintain a tenant directory in the lobby of the Building in which will be placed Tenant’s name and the location of the Premises in the Building.

So long as (i) this Lease is still in full force and effect and (ii) Ultragenyx Pharmaceutical Inc. (or, its subtenants, assignees, including but not limited to any successor by Merger, or any Affiliate (the “Sign Conditions”), occupy at least fifty percent (50%) of the rentable area of the Building, Tenant shall have the non-exclusive right, subject to applicable legal requirements and the terms of this Lease, at Tenant’s sole cost and expense, to install and maintain a single building-mounted sign (hereinafter, “Tenant’s Sign”) on the uppermost façade of the Building, which Tenant’s Sign, subject to receipt of applicable permits and approvals, shall face Chestnut Street. The size, construction, location and design of Tenant’s Sign shall be subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed. Without limiting the foregoing, Landlord may refuse to approve any sign that is not consistent with the architecture and general appearance of the Building and Property, will cause undue damage to the Building, or which is otherwise inconsistent with first-class office building signage. The content of Tenant’s Sign shall be limited to Tenant’s name or trade name or business logo. Tenant, at its expense, shall obtain all permits and approvals required for the installation of Tenant’s Sign prior to the installation thereof (but shall not be permitted to seek any zoning or similar relief for Tenant’s Sign without Landlord’s consent, which may be withheld in Landlord’s sole discretion), and shall keep all such permits and approvals in full force and effect throughout the term. Tenant acknowledges that Tenant’s Sign shall be at Tenant’s risk and Tenant shall maintain Tenant’s Sign in good condition. The installation, repair, maintenance and removal of Tenant’s Sign shall be subject to the provisions of Subsection 6.2.5 of this Lease and Landlord’s other reasonable requirements. Landlord reserves the right, upon reasonable notice to Tenant, to require Tenant to remove Tenant’s Sign, temporarily, at Landlord’s sole cost and expense, if necessary in connection with any repairs, renovations, improvements or additions to the Building, provided that Landlord shall minimize, to the extent practical, the duration of any period during which Tenant’s Sign shall need to be removed. Prior to the expiration or earlier termination of the term of this Lease, and if at any time any of the Sign Conditions shall no longer prevail, Tenant shall remove Tenant’s Sign (and all associated hardware) from the Building and shall restore the affected area to the condition existing prior to the installation of Tenant’s Sign.

6.2.8
Oil and Hazardous Materials. Except as provided herein, Tenant shall not introduce on or transfer to the Premises or Property, any Hazardous Materials (as hereinafter defined); nor dump, flush or otherwise dispose of any Hazardous Materials into the drainage, sewage or waste disposal systems serving the Premises or Property; nor generate, store, use, release, spill or dispose of any Hazardous Materials in or on the Premises or the Property, or transfer any Hazardous Materials from the Premises to any other location; and Tenant shall not commit or suffer to be committed in or on the Premises or Property any act which would require any reporting or filing of any notice with any governmental agency pursuant to any statutes, laws, codes, ordinances, rules or regulations, present or future, applicable to the Property or to Hazardous Materials.

Tenant agrees that if it shall generate, store, release, spill, dispose of or transfer to the Premises or Property any Hazardous Materials, it shall forthwith remove the same, at its sole cost and expense, in the manner provided by all applicable Environmental Laws (as hereinafter defined), regardless of when such Hazardous Materials shall be discovered. Furthermore, Tenant shall pay any fines, penalties or other assessments imposed by any governmental agency with respect to any such Hazardous Materials and shall forthwith repair and restore any portion of the Premises or Property which it shall disturb in so removing any such Hazardous Materials to the condition which existed prior to Tenant’s disturbance thereof.

Tenant agrees to deliver promptly to Landlord any notices, orders or similar documents received from any governmental agency or official concerning any violation of any Environmental Laws or with respect to any Hazardous Materials affecting the Premises or Property. In addition, Tenant shall, within ten (10) days of receipt, accurately complete any questionnaires from Landlord or other informational requests relating to Tenant’s use of the Premises and, in particular, to Tenant’s use, generation, storage and/or disposal of Hazardous Materials at, to, or from the Premises.

Tenant shall indemnify, defend (by counsel satisfactory to Landlord), protect, and hold Landlord free and harmless from and against any and all claims, or threatened claims, including without limitation, claims for death of or injury to any person or damage to any property, actions, administrative proceedings, whether formal or informal, judgments, damages, punitive damages, liabilities, penalties, fines, costs, taxes, assessments, forfeitures, losses, expenses, attorneys’ fees and expenses, consultant fees, and expert fees that arise from or are caused in whole or in part, directly or indirectly, by (i) Tenant’s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises, or (ii) Tenant’s failure to comply with any Environmental Laws. Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs (including, without limitation, capital, operating and maintenance costs) incurred in connection with any investigation or monitoring of site conditions, repair, cleanup, containment, remedial, removal or restoration work, or detoxification or decontamination of the Premises, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith. For purposes of this Section 6.2.8, any acts or omissions of Tenant, or its subtenants or assignees or its or their employees, agents, or contractors (whether or not they are negligent, intentional, willful or unlawful) shall be attributable to Tenant.

The term “Hazardous Materials” shall mean and include any oils, petroleum products, asbestos, radioactive, biological, medical or infectious wastes or materials, and any other toxic or hazardous wastes, materials and substances which are defined, determined or identified as such in any Environmental Laws, or in any judicial or administrative interpretation of Environmental Laws.

The term “Environmental Laws” shall mean any and all federal, state and municipal statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, medical, biological, infectious, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, medical, biological, infectious, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

6.2.9
Hazardous Materials Documents. Landlord acknowledges that it is not the intent of this Subsection 6.2.9 to prohibit Tenant from operating its business for the Permitted Uses. Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored in accordance with applicable laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, (i) prior to the Commencement Date Tenant shall deliver to Landlord a list identifying each type of Hazardous Material to be present at the Premises that is subject to regulation under any environmental applicable laws and (ii) within ten

(10) days following Landlord’s request, to be made if required by Landlord’s lender or prospective lender, any prospective purchaser of the Building or any governmental authority, or if Landlord has a reasonable basis to believe Tenant is not operating in compliance with such approvals or permits or otherwise not in compliance with Environmental Laws, a list of any and all approvals or permits from governmental authorities required in connection with the presence of such Hazardous Material at the Premises (collectively, “Hazardous Materials Documents”). Tenant shall deliver to Landlord updated Hazardous Materials Documents (a) within thirty (30) days after receipt of a request therefor from Landlord, but not more often than once per year, and

(b) if there are any material increases to the amounts or changes to the types of Hazardous Materials used in connection with Tenant’s business in the Premises. For each type of Hazardous Material listed, the Hazardous Materials Documents shall include (t) the chemical name, (u) the material state (e.g., solid, liquid, gas or cryogen), (v) the concentration, (w) the storage amount and storage condition (e.g., in cabinets or not in cabinets), (x) the use amount and use condition (e.g., open use or closed use), (y) the location (e.g., room number or other identification) and (z) if known, the chemical abstract service number. Notwithstanding anything in this Subsection 6.2.9 to the contrary, Tenant shall not be required to provide Landlord with any Hazardous Materials Documents to the extent containing information of a proprietary nature. Landlord shall keep the Hazardous Materials Documents confidential; provided, however, Landlord may, at Landlord’s expense, cause the Hazardous Materials Documents to be reviewed by a person or firm qualified to analyze Hazardous Materials to confirm compliance with the provisions of this Lease and with applicable laws, so long as Landlord notifies such person or firm of the confidential nature of the Hazardous Materials Document and such person or firm agrees, in writing and subject to applicable law, to keep such information confidential. In the event that a review of the Hazardous Materials Documents indicates non-compliance with this Lease or applicable laws, Tenant shall, at its expense, diligently take steps to bring its storage and use of Hazardous Materials into compliance. Tenant shall deliver to Landlord, prior to installation thereof, correct and complete copies of plans relating to the installation of any storage tanks to be installed in, on, under or about the Property by Tenant (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion) and closure plans or any other documents required by any and all governmental authorities for any storage tanks installed in, on, under or about the Property by a Tenant for the closure of any such storage tanks.

6.2.10
Exit Survey. At least five (5) Business Days (and not more than sixty (60) days) prior to the expiration or earlier termination of the term of this Lease, Tenant shall provide Landlord with a facility decommissioning and Hazardous Materials closure plan for the Premises (“Exit Survey”) prepared by an independent third party reasonably acceptable to Landlord. The Exit Survey shall comply with the American National Standards Institute’s Laboratory Decommissioning guidelines (ANSI/AIHA Z9.11-2008) or any successor standards published by ANSI or any successor organization (or, if ANSI and its successors no longer exist, a similar entity publishing similar standards). In addition, at least ten (10) days (and not more than sixty

(60) days) prior to the expiration or earlier termination of the term of this Lease, Tenant shall provide Landlord with written evidence of all appropriate governmental releases obtained by Tenant in accordance with applicable laws, including laws pertaining to the surrender of the Premises. Tenant’s obligations under this Section shall survive the expiration or earlier termination of the Lease.

6.2.11
Odors and Exhaust. Tenant agrees as follows:

(i)
Tenant shall not cause or permit (or conduct any activities that would cause) any release of any noxious or reasonably objectionable odors or fumes of any kind from the Premises due to Tenant’s operations.

(ii)
Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord’s reasonable judgment be necessary or appropriate from time to time) to remove, eliminate and abate any odors, fumes or other substances in Tenant’s exhaust stream that, in

Landlord’s reasonable judgment, emanate from the Premises. Any work Tenant performs under this Section shall constitute Alterations (as that term is defined in Exhibit C attached hereto).

(iii)
Tenant’s responsibility to remove, eliminate and abate noxious or reasonably objectionable odors, fumes and exhaust shall continue throughout the term.

Landlord’s approval of any Alterations or other tenant improvements or construction of any work to be performed by Landlord in the Premises shall not preclude Landlord from reasonably requiring additional measures to eliminate odors, fumes and other adverse impacts of Tenant’s exhaust stream (as Landlord may designate in Landlord’s reasonable discretion). Tenant shall install additional equipment as Landlord reasonably requires from time to time under the preceding sentence. Such installations shall constitute Alterations.

(iv)
If Tenant fails to install satisfactory odor control equipment within thirty

(30) days (or such longer period as may be reasonably required provided Tenant is diligently pursuing such installation) after Landlord’s demand made at any time, then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord’s reasonable determination, cause odors or fumes. For example, if Landlord reasonably determines that Tenant’s production of a certain type of product causes odors or fumes, and Tenant does not install satisfactory odor control equipment within thirty (30) days after Landlord’s request or such longer period as may be reasonably required provided Tenant is diligently pursuing such installation, then Landlord may require Tenant to stop producing such type of product in the Premises unless and until Tenant has installed odor control equipment reasonably satisfactory to Landlord.

Notwithstanding anything to the contrary contained in this Lease, during the Term, Tenant shall be entitled to Tenant’s pro rata share of the maximum allowable chemical quantities (both in use and in storage) permitted by MAQ Codes (defined below) for the second (2nd) floor of the Building, which maximum allowable chemical quantities for the entire second (2nd) floor is 360 liquid gallons, subject to Tenant maintaining all licenses, permits and approvals required therefor, which pro rata share, as of the Date of this Lease, is 67% of the maximum allowable chemical quantities. As used herein, “MAQ Codes” shall mean 780 CMR – Massachusetts State Building Code 9th Edition, 527 CMR – Massachusetts Comprehensive Fire Safety Code, and NEPA 45 – Standard on Fire Protection for Laboratories Using Chemicals, 2011 Edition.

Article 7 Casualty or Taking

7.1
Termination. In the event that the Premises or the Property, or any material part thereof, shall be taken by any public authority or for any public use (other than temporarily for a period of less than one hundred eighty (180) days) or shall be condemned by the action of any public authority, then the term of this Lease may be terminated at the election of Landlord by giving written notice thereof to Tenant within one hundred (120) days after the date of the taking or condemnation. In the event that the Premises or the Property, or any material part thereof shall be destroyed or damaged by fire or casualty, then within a reasonable period of time of casualty, not to exceed ninety (90) days after the occurrence of such casualty damage, Landlord shall deliver to Tenant the written estimate (as reasonably estimated by an architect or general contractor selected by Landlord) of the time to substantially complete the restoration of the Premises and the Property to the substantially the same as existed immediately prior to such damage (subject to any modification required by then current laws, rules, regulations and ordinances and excluding any improvements to the Premises made by or on behalf of Tenant after the Commencement Date) (the “Restoration Estimate”). If the Restoration Estimate provides that such restoration period is greater than one hundred eighty (180) days, then the term of this Lease may be terminated at the election of Landlord. Such election, which may be made notwithstanding the fact that Landlord’s entire interest may have been divested, shall be made by the giving of notice by Landlord to Tenant (“Landlord’s Restoration Notice”) not later than one hundred twenty (120) days after the date of the taking or casualty.

In the event that all or any material portion of the Premises is, in Tenant’s sole judgement, made unusable for the conduct of Tenant’s business due to a taking or condemnation by any public authority (other than temporarily for a period of less than one hundred eighty (180) days), then the term of this Lease may be terminated at the election of Tenant by giving written notice thereof to Landlord within one hundred twenty (120) days after the date of the taking or condemnation. In the event that all or any material part of the Premises shall be destroyed or damaged or shall be made inaccessible or unusable for the conduct of Tenant’s business, in

Tenant’s sole judgement, by fire or other casualty (and Landlord has not elected to terminate the term of this Lease pursuant to the preceding paragraph), and, if (a) the Restoration Estimate indicates that the time required to substantially complete such restoration work shall exceed one hundred and eighty (180) days from the occurrence of such casualty damage or the number of days which as of the date of the casualty constitutes more than half of the then remainder of the term, whichever period is shorter, or (b) Landlord’s Restoration Notice indicates that Landlord shall not restore the Premises as provided above, then Tenant may elect to terminate the term of this Lease by giving written notice to Landlord not later forty-five (45) days after the date on which Landlord delivers Landlord’s Restoration Notice to Tenant. Tenant may also elect to terminate the term of this Lease by written notice to Landlord if Landlord shall not have caused the restoration work to have been substantially completed on or before the date thirty (30) days after the date identified in the Restoration Estimate, subject to extension for Force Majeure, whereupon the term of this Lease shall terminate thirty (30) days following the date of such notice, unless Landlord substantially completes such restoration work with such thirty (30) day period, in which case such notice of termination shall be a nullity. Notwithstanding the foregoing, Tenant shall have no right to terminate the term of this Lease due to a fire or other casualty if the cause thereof was due to the gross negligence or intentional misconduct of Tenant or any subtenant of Tenant or any agent or employee of Tenant or its subtenant(s).

7.2
Restoration. If neither party so elects to terminate, this Lease shall continue in force and (so long as the damage is not caused by the gross negligence or other wrongful act of Tenant or its employees, agents, contractors or invitees) a just proportion of the Annual Fixed

Rent reserved, according to the nature and extent of the damages sustained by the Premises, shall be suspended or abated until the Premises (excluding any improvements to the Premises made at Tenant’s expense), or what may remain thereof, shall be put by Landlord in proper condition for use, which Landlord covenants to do with reasonable diligence to the extent permitted by the net proceeds of insurance recovered or damages awarded for such destruction, taking, or condemnation and subject to zoning and building laws or ordinances then in existence. Landlord shall keep Tenant reasonably informed as to the status of such restoration work. “Net proceeds of insurance recovered or damages awarded” refers to the gross amount of such insurance or damages actually made available to Landlord (and not retained by any Superior Lessor or Superior Mortgagee) less the reasonable expenses of Landlord incurred in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services.

7.3
Award. Irrespective of the form in which recovery may be had by law, all rights to seek reimbursement for damages or compensation arising from fire or other casualty or any taking by eminent domain or condemnation shall belong to Landlord in all cases. Tenant hereby grants to Landlord all of Tenant’s rights to such claims for damages and compensation and covenants to deliver such further assignments thereof as Landlord may from time to time request. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

Article 8 Defaults

8.1
Default of Tenant. (a) (I) If Tenant shall default in its obligations to pay the

Annual Fixed Rent or regularly scheduled payments of Additional Rent under this Lease when due, or if Tenant shall default in its obligations to pay any invoice for Additional Rent or any other charges or amounts under this Lease when due and if any such default shall continue for seven (7) days after notice from Landlord designating such default, or (II) shall default in complying with its obligations under Sections 4.4 or 6.1.11 of this Lease and if any such default shall continue for five (5) days after notice from Landlord designating such default, or (III) if as promptly as possible but in any event within thirty (30) days after notice from Landlord to Tenant specifying any default or defaults other than those set forth in clauses (I) or (II) Tenant has not cured the default or defaults so specified, or if such default is of such a nature that it cannot be cured within thirty (30) days using diligent efforts, if Tenant does not commence the curing of such default within such thirty-day period and thereafter diligently and continuously prosecute such cure to completion within such additional time as may be necessary, but in no event to exceed ninety (90) days from the date of Landlord’s notice to Tenant specifying the default (which 90-day period shall be extended on a day for day basis for each day that Tenant’s cure is delayed solely due to Force Majeure events or Landlord-cause delays); or (b) if any assignment shall be made by Tenant for the benefit of creditors; or (c) if Tenant’s leasehold interest shall be taken on execution; or (d) if a lien or other involuntary encumbrance shall be filed against Tenant’s leasehold interest or Tenant’s other property, including said leasehold interest, and shall not be discharged within ten (10) days thereafter; or (e) if a petition shall be filed by Tenant for liquidation, or for reorganization or an arrangement under any provision of any bankruptcy law or code as then in force and effect; or (f) if an involuntary petition under any of the provisions of any bankruptcy law or code shall be filed against Tenant and such involuntary petition shall not be dismissed within thirty (30) days thereafter; or (g) if a custodian or similar agent shall be authorized or appointed to take charge of all or substantially all of the assets of Tenant; or (h) if Tenant dissolves or shall be dissolved or shall liquidate or shall adopt any plan or commence any proceeding, the result of which is intended to include dissolution or liquidation; or (i) if any order shall be entered in any proceeding by or against Tenant decreeing or permitting the dissolution of Tenant or the winding up of its affairs; or (j) if Tenant shall fail to pay any installment of rent when due, Tenant shall cure such default within the grace period provided in clause (a) (I) above (or with Landlord’s approval after the expiration of such grace period) and Tenant shall, within the next year following the date such initial defaulted payment was first due, fail more than once to pay any installment of Annual Fixed Rent or Additional Rent when due, then, and in any of such cases indicated in clauses (a) through (j) hereof

(collectively and individually, a “Default of Tenant”), Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter (x) give notice to Tenant terminating this Lease and/or the term hereof, which notice shall specify the date of such termination, whereupon on the date so specified, the term of this Lease and all of Tenant’s rights and privileges under this Lease shall expire and terminate or (y) without terminating this Lease terminate Tenant's right of possession and/or occupancy and reenter and take possession of the Premises or any part thereof, without notice and expel Tenant and any party claiming under Tenant and remove any of their effects, without being liable on account thereof, whether in trespass or breach or covenant or otherwise, (and no such reentry or taking possession shall be construed as an election by Landlord to terminate this Lease unless Landlord shall affirm such election by notice expressly to such effect), but in either case Tenant shall remain liable as hereinafter provided.

8.2
Remedies. In the event of any termination of this Lease or the term hereof pursuant to Section 8.1, Tenant shall pay the Annual Fixed Rent, Additional Rent and other charges payable hereunder up to the time of such termination. Thereafter, whether or not the Premises shall have been re-let, Tenant shall be liable to Landlord for, and shall pay to Landlord the Annual Fixed Rent, Additional Rent and other charges which would be payable hereunder for the remainder of the term of this Lease had such termination not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, attorneys’ fees and expenses, advertising costs, administration expenses, alteration costs, the value of any tenant inducements (including but without limitation free rent, moving costs, and contributions toward leasehold improvements) and any other expenses incurred in preparation for such reletting. Tenant shall pay such damages to Landlord monthly on the days on which the Annual Fixed Rent, Additional Rent or other charges would have been payable hereunder if the term of this Lease had not been so terminated.

In the event of any reentry or retaking of possession of the Premises and/or termination of Tenant's right of possession and/or occupancy of the Premises, as applicable, without termination of this Lease, pursuant to Section 8.1, Tenant shall pay the Annual Fixed Rent, Additional Rent and other charges payable hereunder up to the time of such reentry or retaking of possession and/or termination. Thereafter, whether or not the Premises shall have been re-let, Tenant shall be liable to Landlord for, and shall pay to Landlord the Annual Fixed Rent, Additional Rent and

other charges which would be payable hereunder for the remainder of the term of this Lease notwithstanding any such reentry, retaking of possession or termination, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, attorneys’ fees and expenses, advertising costs, administration expenses, alteration costs, the value of any tenant inducements (including but without limitation free rent, moving costs, and contributions toward leasehold improvements) and any other expenses incurred in preparation for such reletting. Tenant shall pay such damages to Landlord monthly on the days on which the Annual Fixed Rent, Additional Rent or other charges are payable hereunder.

At any time after any such termination, reentry or retaking of possession, in lieu of recovering damages pursuant to the provisions of the immediately preceding paragraphs with respect to any period after the date of demand therefor, at Landlord’s election, Tenant shall pay to Landlord immediately the amount, if any, by which (A) the Annual Fixed Rent, Additional Rent and other charges which would be payable hereunder from the date of such demand to the end of what would be the then unexpired term of this Lease had such termination not occurred (or in the case of reentry or retaking of possession of the Premises by Landlord or a termination of Tenant’s right of possession and/or occupancy of the Premises, to the end of the term of this Lease), shall exceed (B) the then fair rental value of the Premises for the same period, reduced to amortize over such period all costs or expenses which Landlord would incur to obtain such fair market rent. In calculating any excess amount under the prior sentence, the amounts under (A) and (B) of the prior sentence shall be first discounted to their net present value using a discount rate equal to eight percent (8%).

Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

In case of any Default of Tenant, re-entry, expiration and repossession by summary proceedings or otherwise, Landlord may (i) relet the Premises or any part or parts thereof, either in the name of Landlord, Tenant (Tenant hereby irrevocably appointing Landlord its attorney in fact to execute any instrument of reletting on behalf of Tenant) or otherwise (as Landlord may elect), for a term or terms which may at Landlord’s option be equal to or less than or exceed the period the balance of the term of this Lease (or the balance of the term of this Lease if it shall not have been terminated) and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same and (ii) may make such commercially reasonable alterations and repairs in the Premises as Landlord in its reasonable discretion considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations and repairs shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Subject to Landlord’s obligations in Subsection 8.2.21 below, Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or, in the event that the Premises are relet, for failure to collect the rent under such reletting.

To the fullest extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

8.2.1
Landlord’s Mitigation. Following a termination of the term of this Lease due to a Default of Tenant and the surrender of the Premises to Landlord in the condition required by this Lease, Landlord shall, to the extent (if any) required by applicable law, use reasonable efforts to mitigate its damages hereunder.

8.3
Remedies Cumulative. Except as expressly provided otherwise in Section 8.2, any and all rights and remedies which Landlord may have under this Lease, and at law and equity (including without limitation actions at law for direct, indirect, special and consequential (foreseeable and unforeseeable) damages), for Tenant’s failure to comply with its obligations under this Lease shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

Notwithstanding the foregoing, to the fullest extent permitted by law, Landlord hereby waives, and Tenant shall not be liable to Landlord for, any claim for special or consequential losses or damages (excluding, for purposes of clarity, damages to which Landlord may be entitled under Section 8.2) arising out of any breach of this Lease by Tenant, except for any damages to which Landlord may be entitled under Section 8.5 and provided that the foregoing waiver shall not apply to any violation by Tenant of Environmental Laws or any claims asserted by a third party for which Landlord may be liable as a result, in whole or part, of conduct constituting a breach by Tenant of any of the terms of this Lease.

8.4
Landlord’s Right to Cure Defaults. At any time with or without notice, Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to comply with any of its obligations under this Lease (irrespective of whether the same shall have ripened into a Default of Tenant), and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand, as Additional Rent, all such sums including reasonable attorney’s fees, together with interest thereon at a rate (the “Default Rate”) equal to the lesser of six hundred basis points above the Prime Rate or the maximum rate allowed by law. “Prime Rate” shall mean the annual floating rate of interest, determined daily and expressed as a percentage from time to time announced by Bank of America as its “prime” or “base” rate, so-called, or if at any time Bank of America ceases to announce such a rate, as announced by the largest national or state-chartered banking institution then having an office in the City of Boston and announcing such a rate. If at any time neither Bank of America nor the largest national or state-chartered banking institution having an office in the City of Boston is announcing such a floating rate, “Prime Rate” shall mean a rate of interest, determined daily, which is two hundred basis points above the yield of 90-day U.S. Treasury Bills.

8.5
Holding Over. Any failure by Tenant to comply timely with its obligations under Subsection 6.1.9, as to all or any portion of the Premises, shall constitute a holding over of the entire Premises and be treated as a daily tenancy at sufferance at a rental rate equal 125% of the sum of Annual Fixed Rent plus Additional Rent on account of Operating Costs and Taxes in effect immediately prior to the expiration or earlier termination of the term (prorated on a daily basis) for the first thirty (30) days of any such holding over and 150% of the sum of Annual Fixed Rent plus Additional Rent on account of Operating Costs and Taxes in effect immediately prior to the expiration or earlier termination of the term (prorated on a daily basis) thereafter.

Tenant shall also pay to Landlord all damages, direct and/or consequential (foreseeable and unforeseeable), sustained by reason of any such holding over, provided that Tenant shall not be liable for consequential damages unless Tenant shall hold over for more than thirty (30) days. Otherwise, all of the covenants, agreements and obligations of Tenant applicable during the term of this Lease shall apply and be performed by Tenant during such period of holding over as if such period were part of the term of this Lease.

8.6
Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission by Tenant shall not be deemed to be consent or permission by Landlord to any other similar or dissimilar act or omission and any such consent or permission in one instance shall not be deemed to be consent or permission in any other instance.

8.7
No Waiver, etc. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

8.8
No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Annual Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided.

Article 9 Rights of Holders

9.1
Rights of Mortgagees or Ground Lessor. On the condition Landlord shall perform its obligations under Section 9.3, this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to any ground or master lease, and all renewals, extensions, modifications and replacements thereof, and to all mortgages, which may now or hereafter affect the Building or the Property and/or any such lease, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and all consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument in form and substance reasonably satisfactory to Tenant that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination provided Landlord shall have performed its obligations under Section 9.3. Any lease to which this Lease is subject and subordinate is herein called “Superior Lease” and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called “Superior Lessor”; and any mortgage to which this Lease is subject and subordinate, is herein called “Superior Mortgage” and the holder of a Superior Mortgage is herein called “Superior Mortgagee”.

9.2
Modifications. If any Superior Lessor or Superior Mortgagee shall require any modification(s) of this Lease, Tenant shall, at Landlord’s request, promptly execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall require, provided that such modification(s) do not adversely affect any of Tenant’s monetary rights or monetary obligations under this Lease or have more than a de minimis impact on Tenant’s non-monetary rights or non-monetary obligations under this Lease. In addition, and notwithstanding Section

9.1 to the contrary, any Superior Lessor or Superior Mortgagee may, at its option, subordinate the Superior Lease or Superior Mortgage of which it is the lessor or holder to this Lease by giving Tenant ten (10) days prior written notice of such election, whereupon this Lease shall, irrespective of dates of execution, delivery and recording, be superior to such Superior Lease or Superior Mortgage and no other documentation shall be necessary to effect such change.

9.3
Non-Disturbance. As of the Date of this Lease, Landlord represents and warrants that there are no Superior Leases affecting the Premises, Building or Property. As of the Date of this Lease, Landlord represents and warrants that there are no Superior Mortgages affecting the Premises, Building or Property other than that certain mortgage by Landlord in favor of SM Tactical Finance III-B LLC (the “Existing Lender”), as successor-in-interest to SM Tactical Finance III LLC. Concurrently with the execution of this Lease, Landlord shall obtain and deliver to Tenant a so-called subordination, non-disturbance and attornment agreement (“SNDA”) from the Existing Lender (provided the Existing Lender shall still be the holder of a Superior Mortgage and Tenant shall, at Landlord’s election, first execute and deliver such agreement to Landlord) which shall be in the form attached hereto as Exhibit J. Tenant’s subordination of its leasehold interest under this Lease to any Superior Lessor or Superior Mortgagee shall be subject to and conditioned upon such future Superior Lessor or Superior Mortgagee entering into an SNDA with Tenant, which may be in the form customarily used by such Superior Lessor or Superior Mortgagee, or if no such form exists, in any commercially reasonable form, subject to the conditions and limitations of Sections 9.1 and 9.2, provided that, at Landlord’s election, Tenant shall first execute and deliver such agreement to Landlord.

Article 10 Miscellaneous Provisions

10.1
Notices. Except as may be expressly provided herein otherwise, all notices,

requests, demands, consents, approval or other communications to or upon the respective parties hereto shall be in writing, shall be delivered by hand or mailed by certified or registered mail, return receipt requested, or by a nationally recognized courier service that provides a receipt for delivery such as Federal Express, United Parcel Service or U.S. Postal Service Express Mail and shall be addressed as follows: If intended for Landlord, to the Original Address of Landlord set forth in Section 1.1 of this Lease with a copy to Sullivan & Worcester LLP, One Post Office Square, Boston, MA 02119 Attn: Sharon G. Leifer, Esq. (or to such other address or addresses as may from time to time hereafter be designated by Landlord by notice to Tenant); and if intended for Tenant, addressed to Tenant at the Original Address of Tenant set forth in Section 1.1 of this Lease, with a copy to Tenant c/o Ultragenyx Pharmaceutical Inc., 60 Leveroni Court, Novato, CA 94949, Attention: Finance Department (or to such other address or addresses as may from time to time hereafter be designated by Tenant by notice to Landlord). Notices shall be effective on the date delivered to (or the first date such delivery is attempted and refused by) the party to which such notice is required or permitted to be given or made under this Lease. Notices from

Landlord may be given by Landlord’s Agent, if any, or Landlord’s attorney; and any bills or invoices for Annual Fixed Rent or Additional Rent may be given by mail (which need not be registered or certified) and, if so given, shall be deemed given on the third Business Day following the date of posting.

10.2
Quiet Enjoyment; Landlord’s Right to Make Alterations, Etc. Landlord agrees that upon Tenant’s paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term hereof without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease; provided, however, Landlord reserves the right at any time and from time to time, without the same constituting breach of Landlord’s covenant of quiet enjoyment or an actual or constructive eviction, and without Landlord incurring any liability to Tenant or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, improvements, repairs or replacements in or to the interior and exterior of the Building (including the Premises) and the fixtures and equipment thereof, and in or to the Property, or properties adjacent thereto, as Landlord may deem necessary or desirable, and to change (provided that there be no unreasonable obstruction of the right of access to the Premises by Tenant and that Landlord use commercially reasonable efforts to minimize, to the extent practical, any interference with the conduct of business at the Premises) the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, or other common areas of the Building and Property.

Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon any demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer Landlord reasonably believes is entitled to such access for the purpose of taking possession of, or removing, Tenant’s property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

10.3
Lease not to be Recorded; Confidentiality of Lease Terms. Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either (and at the expense of the requesting party), execute and deliver a notice or short form of this Lease in such form, if any, as may be acceptable for recording with the Middlesex County (Southern District) Registry of Deeds. In no event shall such document set forth the rent or other charges payable by Tenant pursuant to this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease.

Tenant acknowledges that the terms under which the Landlord has leased the Premises to Tenant (including, without limitation, the rental rate(s), term and other financial and business terms), constitute confidential information of Landlord (“Confidential Information”). Tenant covenants and agrees to keep the Confidential Information confidential and not to disclose the same to third parties; provided, however, that such Confidential Information may be disclosed by Tenant to those of its officers, employees, attorneys, accountants, lenders and financial advisors (collectively, “Representatives”) who need to know such information in connection with

Tenant’s use and occupancy of the Premises and for financial reporting and credit related activities. Tenant shall not make or permit to be made any press release or other similar public statement regarding this Lease without the prior approval of Landlord, which approval shall not be unreasonably withheld. Tenant furthermore agrees to inform its Representatives of the confidential nature of such Confidential Information and to use all reasonable efforts to cause each Representative to treat such Confidential Information confidentially and in accordance with the terms of this paragraph.

10.4
Assignment of Rents and Transfer of Title; Limitation of Landlord’s Liability. Tenant agrees that the assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, whether absolute or conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder (subject to the limitations set forth in Section 9.1) only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises.

The term “Landlord”, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of Landlord’s interest in the Property, and in the event of any transfer or transfers of such title to said property, Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord, shall, subject as aforesaid, be binding on Landlord, its successors and assigns, only during and in respect of their respective period of ownership of such interest in the Property.

Notwithstanding the foregoing, in no event shall the acquisition of Landlord’s interest in the Property by a purchaser which, simultaneously therewith, leases Landlord’s entire interest in the Property back to Landlord or the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord’s obligations hereunder. Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. The seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until such purchaser expressly assumes in writing the Landlord’s obligations hereunder.

Tenant shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Property, including Landlord’s interest in the rents payable by tenants of the Building, Landlord’s interest in the proceeds of any insurance maintained by Landlord or Tenant with respect to the Property or the Premises, and

Landlord’s interest in the proceeds from the sale of the Property, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord ever be personally liable for any such liability. Tenant furthermore agrees that no trustee, officer, director, general or limited partner, member, shareholder, beneficiary, employee or agent of Landlord (including any person or entity from time to time engaged to supervise and/or manage the operation of Landlord) shall be held to any liability, jointly or severally, for any debt, claim, demand, judgment, decree, liability or obligation of any kind (in tort, contract or otherwise) of, against or with respect to Landlord or arising out of any action taken or omitted for or on behalf of Landlord.

10.5
Landlord’s Default. Landlord shall not be deemed to be in breach of, or in default in the performance of, any of its obligations under this Lease unless it shall fail to perform such obligation(s) and such failure shall continue for a period of thirty (30) days, or such additional time as is reasonably required to correct any such breach or default, after written notice has been given by Tenant to Landlord specifying the nature of Landlord’s alleged breach or default; provided, however, that the notice and cure period set forth in this sentence shall not apply to any failure to deliver the Premises to Tenant by February 28, 2024 (i.e., one hundred eighty (180) days after the Delivery Date) for reasons other than Force Majeure or Tenant Delay. Except as provided in Section 3.1, Tenant shall have no right to terminate this Lease for any breach or default by Landlord hereunder and no right, for any such breach or default, to offset or counterclaim against any rent due hereunder. Except as provided in Section 3.1 with regards to damages incurred by Tenant under the Existing Lease, in no event shall Landlord ever be liable to Tenant, and Tenant hereby waives any claim against Landlord, for any punitive damages or for any loss of business or any other indirect, special or consequential damages suffered by Tenant from whatever cause. Tenant further agrees that if Landlord shall have failed to cure any such breach or default within thirty (30) days of such notice to Landlord (or if such breach or default cannot be cured within said time, then within such additional time as may be necessary if within said thirty days Landlord has commenced and is diligently pursuing the remedies necessary to cure such breach or default), then the holder(s) of any mortgage(s) or the lessor under any ground lease entitled to notice pursuant to Section 10.6 shall have an additional thirty

(30) days within which to cure such breach or default if such breach or default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days any such holder or lessor has commenced and is diligently pursuing the remedies necessary to cure such breach or default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure).

10.6
Notice to Mortgagee and Ground Lessor. After receiving notice from any party that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of

Landlord’s defaults by such holder or ground lessor shall be treated as performance by Landlord.

10.7
Brokerage. Tenant and Landlord warrant and represent that they have dealt with no broker in connection with the consummation of this Lease, other than CBRE, Inc. and Newmark, and in the event of any brokerage claims or liens, other than by CBRE, Inc. and/or Newmark, against Landlord, Tenant or the Property predicated upon or arising out of prior dealings with Tenant or Landlord, the party with whom the broker claims to have dealt agrees to defend the same and indemnify and hold the other party harmless against any such claim, and to discharge any such lien.

10.8
Waiver of Jury Trial. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN CONNECTION WITH THIS LEASE.

10.9
Applicable Law and Construction. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. This Lease may be executed in multiple counterparts, including by electronic signature or DocuSign, each of which shall constitute an original instrument but all of which shall constitute one and the same agreement. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and which shall expressly refer to this Lease. All understandings and agreements heretofore made between the parties are merged in this Lease and any other such written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease or any other such written agreement(s) made concurrently herewith. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and Tenant shall have no right to the Premises hereunder until the execution and delivery hereof by both Landlord and Tenant. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both an independent covenant and a condition and time is of the essence with respect to the exercise of any of Tenant’s rights, and the performance of any and all of Tenant’s obligations, under this Lease. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant. Except as otherwise set forth in this Lease, any obligations of Tenant (including, without limitation, rental and other monetary obligations, repair and maintenance obligations and obligations to indemnify Landlord), shall survive the expiration or earlier termination of this Lease, and Tenant shall immediately reimburse Landlord for any expense incurred by Landlord in curing Tenant’s failure to satisfy any such obligation (notwithstanding the fact that such cure might be effected by Landlord following the expiration or earlier termination of this Lease).

10.10
Tenant’s Authority. Tenant represents that any individual executing this Lease on behalf of Tenant is authorized to do so.

10.11
Roof Equipment. Tenant, at its sole cost and expense and subject to all applicable laws, codes and regulations and the provisions of this Section 10.11, may install on the roof of the Building and/or in the penthouse area of the Building and operate during the term antennae and other communications equipment, supplemental HVAC equipment and other roof-top equipment serving the Premises (“Roof Equipment”) of the type customarily installed on the roofs of laboratory and office buildings comparable to the Building by tenants occupying premises therein devoted exclusively to laboratory and office uses similar to the Permitted Uses; provided that (a) the aggregate amount of space on the roof that shall be allocated to Tenant for Tenant’s Roof Equipment shall be four hundred (400) square feet and (b) the aggregate amount of space in the penthouse (on a per square foot basis) that shall be allocated to Tenant for

Tenant’s Roof Equipment shall be equal to Tenant’s Percentage of the maximum rentable area of the penthouse, which is ninety-six (96) rentable square feet; and provided further that the location of Tenant’s Roof Equipment (i.e., on the roof or in the penthouse) shall be reasonably determined by Landlord in cooperation with Tenant. Tenant also shall have the right to run cables and lines (“Lines”) from its Roof Equipment to the Premises using the common shafts, chases, risers and conduits of the Building intended for such purpose to the extent that the same may be available after meeting Landlord’s requirements for the Building. Landlord makes no representations, express or implied, that the roof of the Building is suitable for the installation or operation of any Roof Equipment. There shall be no additional charge to Tenant in connection with its use of space on the roof of the Building, but Tenant shall pay Annual Fixed Rent for so much of the penthouse space as Tenant elects to use at a rate per rentable square foot of such penthouse space per annum equal to the lesser of (i) the market rental rate at which Landlord is then offering penthouse space to third parties or (ii) the Annual Fixed Rent per rentable square foot of penthouse space per annum being paid by other tenants of the Building. If Tenant elects to install any equipment in the penthouse area, Tenant shall notify Landlord of the amount of space required not later than the third (3rd) anniversary of the Commencement Date, time being of the essence, and promptly following receipt of such notice the parties shall execute an amendment to this Lease providing for the addition of such penthouse space to the Premises (it being agreed that after the third (3rd) anniversary of the Commencement Date, Tenant shall be entitled to lease only such space as may then be available in the penthouse, and such space may or may not be equal to Tenant’s Percentage of the maximum rentable area of the penthouse).

All Roof Equipment shall be subject to Landlord’s approval, which, subject to Landlord’s customary practices and procedures, shall not be unreasonably withheld, conditioned or delayed. The design and installation of Tenant’s Roof Equipment shall be performed in accordance with Subsection 6.2.5 and Exhibit C, any requirements of Landlord’s insurance carrier(s), and all other applicable provisions of this Lease as if the area where the Roof Equipment is located were part of the Premises. Tenant agrees that Landlord may require Tenant to reasonably screen its Roof Equipment.

Landlord shall have no obligation to furnish any utilities or services to the Roof Equipment or to make any alterations, repairs or replacements to any portion of the Building or Property in order to accommodate the installation or operation of any Roof Equipment. All utilities required to operate the Roof Equipment shall be separately metered and Tenant shall pay the costs of such utilities, as measured by such meter(s) to Landlord, as Additional Rent, or directly to the utility supplier. Tenant agrees that it shall be required, at is sole cost and expense, to perform any roof reinforcement reasonably required by Landlord to accommodate the weight of any Roof Equipment on the Building roof. Under no circumstances shall Tenant make any roof penetrations other than as expressly approved by Landlord in writing in advance.

During the term, Tenant shall, at its sole cost and expense, perform all repairs and maintenance to the Roof Equipment and Lines necessary to keep the same in good working order, appearance and condition, reasonable use and wear thereof excepted, and Tenant shall promptly repair any damage to the Building or Property caused by the installation or operation of the Roof Equipment or Lines. Tenant shall operate its Roof Equipment in compliance with all applicable laws, codes and regulations. Tenant shall not relocate or modify any of the Roof Equipment or Lines without, in each instance, obtaining Landlord’s prior written approval to such relocation or modification.

Any antennae installed by Tenant on the Building roof shall provide communications for Tenant only, and Tenant shall not permit any other person or firm to make use thereof.

Unless Landlord shall agree otherwise in writing, Tenant shall, prior to the expiration or earlier termination of the term of this Lease, remove all of its Roof Equipment and all Lines, repair any damage caused by such removal, and restore the portion of the roof where the Roof Equipment was installed to a condition substantially the same as existed prior to the installation of the Roof Equipment. The provisions of Subsection 6.1.9 shall apply to any area affected hereby as if it were part of the Premises.

Landlord reserves the right, upon not less than thirty (30) days’ notice to Tenant, except in the event of an emergency, but at Landlord’s cost, to require Tenant to relocate all or any of the Roof Equipment to another portion of the roof reasonably designated by if such relocation is necessary for Landlord to perform any repairs, renovations, improvements or additions to the Building or Property. Landlord shall use reasonable efforts to coordinate any such relocation with Tenant.

Tenant shall be entitled to obtain access to the roof both during and outside of Normal Building Operating Hours (as defined in the Rules and Regulations) for the purpose of servicing Tenant’s Roof Equipment, but only if (i) Tenant shall have given Landlord reasonable advance notice of the need therefor, and (ii) Tenant is accompanied by an authorized representative of

Landlord during such access. Any such access shall be subject to Landlord’s reasonable security measures and, in the event access is required before or after Normal Building Operating Hours, Landlord may require Tenant to pay, as Additional Rent, the reasonable costs incurred by Landlord to provide such access to Tenant.

Tenant shall use reasonable efforts to not allow any antennae or other Roof Equipment installed by Tenant to interfere with any equipment installed or operating in or from the Building as of the date Tenant commences operation of, or shall subsequently modify, such Roof

Equipment. If Landlord determines that any of Tenant’s Roof Equipment materially interferes any such pre-existing equipment, Landlord may require Tenant to discontinue operation of such Roof Equipment until such time as it may be operated without causing such interference.

10.12
Prevailing Parties. If either Landlord or Tenant should bring suit (or alternate dispute resolution proceedings) against the other with respect to this Lease including, without limitation, for unlawful detainer, forcible entry and detainer, or any other relief against the other hereunder, then all reasonable and actual costs and expenses incurred by the prevailing party in a final, nonappealable action therein (including its actual appraisers’, accountants’, attorneys’ and other professional fees, expenses and court costs), shall be paid by the other party, including any and all costs incurred in enforcing, perfecting and executing such judgment and all reasonable costs and attorneys’ fees associated with any appeal.

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WITNESS the execution hereof under seal on the day and year first above written.

Landlord:

BRICKBOTTOM I QOZB LP

By: NRL Manager LLC Its general partner

By: North River Company, LLC Its Manager

By: /s/ Christopher S. Flagg

Name: Christopher S. Flagg Title: Manager

Tenant:

Ultragenyx Pharmaceutical Inc.

By: /s/ Emil Kakkis

Name: Emil Kakkis Title: CEO